EXHIBIT 99.1
SECOND QUARTER 2005
Supplemental Operating and Financial Data
All dollar amounts shown in this report are unaudited,
except for the December 31, 2004 Consolidated Balance Sheet.
This Supplemental Operating and Financial Data is not an offer to sell or solicitation to buy securities of Equity Office. Any offers to sell or solicitations to buy securities of Equity Office shall be made only by means of a prospectus approved for that purpose.

Equity Office Properties Trust
Table of Contents
June 30, 2005

PAGE
Corporate Data

Overview	1
Quarterly Highlights	2-3
Board of Trustees / Executive Officers / Equity Research Coverage/ Company Information / Senior Unsecured Debt Ratings / Tentative Conference Call Dates	4

Financial Information

Key Data	5
Press Release	6
Consolidated Statements of Operations	7
Consolidated Balance Sheets	8
Reconciliation of Net (Loss) Income to Funds From Operations (“FFO”)	9-10
Segment Information	11
Consolidated Statements of Cash Flows	12
Statements of Discontinued Operations	13
(Loss) Earnings Per Share	14
Net Free Cash Flow	15
Same Store Portfolio Segment Results	16
Property Joint Venture Information	17
Development	18
Ratio of Fixed to Floating Rate Consolidated Debt	19
Debt Summary	20-22
Debt Maturity	23
Tenant Improvements and Leasing Costs	24
Tenant Improvements, Leasing Costs and Capital Improvements	25

Total Office Portfolio Data

Gross Leasing Summary	26
Portfolio Summary	27
Summary of Markets	28
Occupancy Summary	29
25 Largest Tenants	30
Lease Expiration Schedule	31-32
Rent Expiration by Market 2005 to 2007	33
Lease Distribution by Size	34
Distribution by Industry	35

Forward-Looking Statements	36

Equity Office Properties Trust
Corporate Data
June 30, 2005

Equity Office Properties Trust
Overview
June 30, 2005
Equity Office

Equity Office is the country’s largest publicly traded owner and manager of office properties based upon equity market capitalization and square footage. At June 30, 2005, Equity Office had a national office portfolio comprised of whole or partial interests in 643 office buildings comprising 117.9 million square feet in 18 states and the District of Columbia (“Total Office Portfolio”). Equity Office owned buildings in 26 markets and in 112 submarkets, enabling it to provide premium office space for a wide range of local, regional and national customers.
Equity Office employs approximately 2,300 employees who provide real estate management, leasing, legal, financial and accounting, acquisition, disposition and marketing expertise throughout the country.
The use of the word “Equity Office” in this Supplemental Report refers to Equity Office Properties Trust and its subsidiaries, including EOP Operating Limited Partnership (“EOP Partnership”), except where the context otherwise requires.
Equity Office’s Total Office Portfolio consists of 643 office buildings comprising 117.9 million square feet. Excluding partial interests not owned by us, our share of the total suare feet of the Total Office Portfolio is approximately 107.9 million and is referred to as our “Effective Office Portfolio”. Our Effective Office Portfolio represents our economic interest in the office properties from which we generate the net income we recognize in accordance with GAAP. The Effective Office Portfolio square footage of approximately 107.9 million has not been further reduced to reflect our minority interest partners’ share of EOP Partnership. Throughout this report we disclose information for both the Total Office Portfolio and the Effective Office Portfolio. The table below shows the property statistics for each portfolio.

		Total Office Portfolio		Effective Office Portfolio
	Number		Occupied		Occupied
As of June 30, 2005	of Buildings	Square Feet	Square Feet	Square Feet	Square Feet

Wholly-Owned Properties	580	90,512,718	79,482,919	90,512,718	79,482,919
Consolidated Joint Ventures	25	12,705,286	11,943,806	11,545,255	10,887,192
Unconsolidated Joint Ventures	38	14,699,401	12,849,165	5,862,488	5,004,172

Total	643	117,917,405	104,275,890	107,920,461	95,374,283

Weighted Average Occupancy			88.4%		88.4%

Weighted Average Leased			90.6%		90.5%

	Office Portfolio Concentration
		Based on Property Net
	Based on	Operating Income from
	Total Office Portfolio	Continuing Operations
	Square Footage	for the Three Months
	as of June 30, 2005	Ended June 30, 2005
CBD	42.6%	45.8%
Suburban	57.4%	54.2%

Total	100.0%	100.0%

		Percent of Property Net
	Percent of Total Office	Operating Income from
	Portfolio Square Feet	Continuing Operations for the
Top 10 Markets	as of June 30, 2005	Three Months Ended June 30, 2005

Boston	10.7%	13.3%
San Francisco	8.1%	10.4%
New York	4.6%	9.5%
San Jose	6.3%	9.1%
Los Angeles	7.1%	7.9%
Seattle	8.5%	7.7%
Chicago	9.9%	7.1%
Washington D.C.	5.6%	6.8%
Orange County	5.1%	4.5%
Atlanta	6.4%	4.4%

Total	72.2%	80.7%

Equity Office Properties Trust
Quarterly Highlights
June 30, 2005
Acquisitions and Dispositions:
Equity Office acquired and disposed of the following properties during the six months ended June 30, 2005:

				Total Office Portfolio		Effective Office Portfolio
			Number	Purchase Price		Purchase Price
Property	Location	Acquisition Date	of Buildings	(in thousands)	Square Feet	(in thousands)	Square Feet
Acquisitions:
During the three months ended March 31, 2005 (a)			4	$68,250	296,657	$68,250	296,657

During the three months ended June 30, 2005:
11111 Sunset Hills Road (a/k/a XO Building) (b)	Reston, VA	5/4/2005	1	50,700	216,469	50,700	216,469
Summit at Douglas Ridge II (c)	Roseville, CA	5/20/2005	—	18,650	—	18,650	—
Shorebreeze I & II (d)	Redwood City, CA	6/9/2005	2	56,500	230,853	56,500	230,853
Austin Research Park I & II	Austin, TX	6/16/2005	2	55,000	271,882	55,000	271,882
Golden Gate Plaza	Novato, CA	6/30/2005	2	24,499	114,364	24,499	114,364
Woodside Office Center	Novato, CA	6/30/2005	1	23,950	89,031	23,950	89,031
McDowell Corporate Campus	Petaluma, CA	6/30/2005	1	9,200	53,846	9,200	53,846
Parkway Plaza (a/k/a 3850 & 3880 Brickway)	Santa Rosa, CA	6/30/2005	2	23,734	126,585	23,734	126,585
Oak Valley Business Center	Santa Rosa, CA	6/30/2005	3	24,450	129,523	24,450	129,523

	Total for the three months ended June 30, 2005:		14	286,683	1,232,553	286,683	1,232,553

	Total for the six months ended June 30, 2005		18	$354,933	1,529,210	$354,933	1,529,210

				Total Office Portfolio		Effective Office Portfolio
			Number	Sales Price		Sales Price
Property	Location	Disposition Date	of Buildings	(in thousands)	Square Feet	(in thousands)	Square Feet
Dispositions:
During the three months ended March 31, 2005 (e)			14	$309,767	1,546,017	$297,553	1,515,588

During the three months ended June 30, 2005:
545 E. John Carpenter Freeway and 909 Lake Carolyn Parkway	Irving, TX	4/1/2005	2	68,500	729,949	68,500	729,949
70-76 Perimeter Center	Atlanta, GA	4/5/2005	4	11,055	62,102	11,055	62,102
Meier Central South — Building 11	Santa Clara, CA	4/18/2005	1	4,400	33,672	4,400	33,672
Colonnade I, II & III	Dallas, TX	4/26/2005	3	153,500	984,254	153,500	984,254
LL&E Tower	New Orleans, LA	5/4/2005	1	45,000	545,157	45,000	545,157
Preston Commons and Sterling Plaza (f)	Dallas, TX	5/20/2005	4	138,381	721,351	69,190	360,676
Oak Creek II (g)	Milpitas, CA	5/25/2005	—	3,575	—	3,575	—
Concar	San Mateo, CA	5/26/2005	2	111,555	218,985	78,156	175,100
The Solarium	Greenwood Village, CO	5/27/2005	1	15,800	162,817	15,800	162,817
Point West I — Response Road and Point West III — River Park Dr.	Sacramento, CA	6/13/2005	2	16,200	118,973	16,200	118,973
Sierra Point	Brisbane, CA	6/15/2005	1	15,000	99,150	15,000	99,150
BP Tower and garage	Cleveland, OH	6/24/2005	1	141,250	1,277,488	141,250	1,277,488
301 Howard Street (includes 195 Beale land)	San Francisco, CA	6/24/2005	1	70,000	307,396	70,000	307,396
Foundry Square II	San Francisco, CA	6/24/2005	1	133,000	502,424	133,000	502,424
Parkside Towers	Foster City, CA	6/24/2005	2	73,000	398,460	73,000	398,460
San Rafael Corporate Center	San Rafael, CA	6/24/2005	2	43,000	155,318	43,000	155,318
San Rafael Land	San Rafael, CA	6/24/2005	—	10,000	—	10,000	—
Shoreline Technology Park	Mountain View, CA	6/28/2005	12	199,500	726,508	199,500	726,508
Seaport Centre	Redwood City, CA	6/28/2005	13	74,000	465,955	74,000	465,955
Seaport Plaza	Redwood City, CA	6/28/2005	2	32,000	159,350	32,000	159,350
1871 The Alameda	San Jose, CA	6/28/2005	1	9,250	44,287	9,250	44,287
5813 Shellmound Street / 5855 Christie	Emeryville, CA	6/28/2005	2	7,100	56,898	7,100	56,898
Baybridge Office Plaza	Emeryville, CA	6/28/2005	1	5,900	79,358	5,900	79,358

	Total for the three months ended June 30, 2005		59	1,380,966	7,849,852	1,278,376	7,445,292

	Total for the six months ended June 30, 2005		73	$1,690,733	9,395,869	$1,575,929	8,960,880

(a)	The total purchase price for the assets acquired in the first quarter includes a $7.6 million vacant land acquisition.

(b)	The purchase price for 11111 Sunset Hills Road includes the assumption of approximately $22.5 million of mortgage debt.

(c)	Summit at Douglas Ridge II, which consists of one building comprising approximately 93,349 square feet, is currently a development property and, therefore, not included in the total number of buildings or total square footage owned by Equity Office.

(d)	The purchase price for Shorebreeze I & II includes the assumption of approximately $22.4 million of mortgage debt and the issuance of 108,190 partnership units in EOP Partnership.

(e)	The number of buildings and total square feet sold in the first quarter exclude five buildings comprising 108,676 square feet that were previously taken out of service.

(f)	Equity Office disposed of its 50% ownership interest in these properties. Equity Office accounted for its 50% interest in the properties under the equity method.

(g)	Oak Creek II, which consisted of one building comprising 40,455 square feet, was previously taken out of service.

Equity Office Properties Trust
Quarterly Highlights
June 30, 2005
Equity Office acquired and disposed of the following properties subsequent to quarter—end:

				Total Office Portfolio		Effective Office Portfolio
		Acquisition/	Number	Purchase / Sales Price		Purchase / Sales Price
Property	Location	Disposition Date	of Buildings	(in thousands)	Square Feet	(in thousands)	Square Feet
Acquisitions subsequent to quarter-end:
25 Mall Road	Burlington, MA	7/7/2005	1	$54,750	277,647	$54,750	277,647
The Lakes	Santa Rosa, CA	7/19/2005	5	21,505	135,332	21,505	135,332
333 Twin Dolphin Plaza	Redwood Shores, CA	7/28/2005	1	52,700	185,285	52,700	185,285

		Total	7	$128,955	598,264	$128,955	598,264

Equity Office signed an agreement to acquire approximately 1.03 million square feet, or nearly 80% of 1095 Avenue of the Americas (a/k/a Verizon Building) located in New York, NY for approximately $505 million. Closing is anticipated in the third quarter of 2005.

Dispositions subsequent to quarter-end:
201 Mission Street / 580 California (a) (b)	San Francisco, CA	7/6/2005	—	$217,000	—	$162,750	597,226
The Orchard (b)	Sacramento, CA	7/14/2005	1	10,700	65,392	10,700	65,392
Stadium Towers Land	Anaheim, CA	7/18/2005	—	3,000	—	3,000	—
Texaco Center/601 Garage (b)	New Orleans, LA	7/25/2005	1	49,000	629,428	49,000	629,428
Meier Mountain View Buildings 5—10, 17 and 20 (c)	Mountain View, CA	7/27/2005	7	34,200	242,658	34,200	242,658
Ravendale at Central	Mountain View, CA	7/27/2005	2	10,100	80,450	10,100	80,450
Bayside Corporate Center	Foster City, CA	7/27/2005	2	7,000	84,925	7,000	84,925
Ridder Park	San Jose, CA	7/27/2005	1	19,600	83,841	19,600	83,841
Vintage Park Industrial (buildings 323, 353, 363,
373 and 383) and Vintage Park Office
Building III (building 393)	Foster City, CA	7/27/2005	6	25,200	162,094	25,200	162,094
Creekside I and II	San Jose, CA	7/27/2005	4	38,988	241,019	38,988	241,019
Aspect Telecommunications	San Jose, CA	7/27/2005	1	5,612	76,806	5,612	76,806
Redwood Shores	Redwood City, CA	7/27/2005	1	8,600	78,022	8,600	78,022

		Total	26	$429,000	1,744,635	$374,750	2,341,861

(a)	At June 30, 2005, 75% of Equity Office’s interest in these two office properties comprising 796,301 square feet was deemed held for sale. Following disposition, Equity Office retained a 25% ownership interest in these properties. These two buildings will remain in our building count for the Total Office Portfolio and the Effective Office Portfolio and the total square feet of these buildings will remain in our Total Office Portfolio statistics, however, the square feet included in the Effective Office Portfolio will be reduced to reflect our 25% ownership interest.

(b)	These properties were classified as held for sale as of June 30, 2005.

(c)	Meier Mountain View Building 17, which consists of one building and 27,790 square feet, was previously taken out of service and is not included in the seven buildings and 242,658 square feet.

Impairment and Gains / Losses on Sales of Real Estate:

Equity Office recognized a $367.0 million, or $0.81 per share, non-cash charge related to the reduction in the intended holding period for assets that the company intends to sell and losses on assets that have been sold as shown below:

(in thousands)
Impairment on properties anticipated to be sold after June 30, 2005 deducted from Income from Continuing Operations	($180,856)
Discontinued Operations:
Loss on sales of real estate for assets sold during the three months ended June 30, 2005	(165,927)
Provision for loss on properties held for sale as of June 30, 2005 and subsequently sold	(20,264)

Total non-cash impairment charge for the three months ended June 30, 2005	($367,047)

In addition, Equity Office recognized approximately $79.6 million of gains on sales of real estate during the second quarter 2005, after allocations to minority interest partners, as shown below:

Gain on sales of real estate	$91,971
Minority interests’ share in gains on sales of real estate included in allocation to minority interests in partially owned properties	(29,699)
Equity Office’s share of gains on sales of real estate classified as income from unconsolidated joint ventures	17,376

Equity Office’s share of the gains on sales of real estate	$79,648

Debt:
The following debt transactions occurred during the second quarter of 2005:
Equity Office repaid approximately $242.4 million of mortgage debt.
Upon acquisition of the 11111 Sunset Hills Road and Shorebreeze I and II office properties, Equity Office assumed mortgage debt of approximately $22.5 million and $22.4 million at fixed coupon rates of 6.12% and 4.19%, respectively. These mortgages mature in July 2008 and March 2007, respectively.
Equity Office refinanced the mortgage debt encumbering the Washington Mutual Tower office property. The new mortgage has a principal balance of approximately $79.25 million, bears interest at a fixed coupon rate of 4.55% and matures in June 2010. The prior mortgage had a principal balance of approximately $79.1 million, bore interest at a fixed coupon rate of 7.53% and was scheduled to mature in November 2005.
Equity Office terminated a $250 million interest rate swap at no cost that previously converted certain fixed rate unsecured notes to a floating rate based on a 122 basis point spread over LIBOR.
The following debt transactions occurred subsequent to quarter-end:
Equity Office repaid and terminated its $250 million term loan facility.
Equity Office repaid $100 million of unsecured notes.
Equity Office repaid approximately $526.3 million of mortgage debt encumbering the 1301 Avenue of the Americas office property located in New York, NY.

Equity Office Properties Trust
June 30, 2005

Board of Trustees

Samuel Zell	James D. Harper, Jr.	Stephen I. Sadove
Chairman of the Board	Trustee	Trustee
of Trustees

Marilyn A. Alexander	Richard D. Kincaid	Sally Susman
Trustee	Trustee	Trustee

Thomas E. Dobrowski	David K. McKown	Jan H.W.R. van der Vlist
Trustee	Trustee	Trustee

William M. Goodyear	Sheli Z. Rosenberg
Trustee	Trustee

Executive Officers

Richard D. Kincaid	Stanley M. Stevens
President and	Executive Vice President,
Chief Executive Officer	Chief Legal Counsel and Secretary

Jeffrey L. Johnson	Marsha C. Williams
Executive Vice President and	Executive Vice President and
Chief Investment Officer	Chief Financial Officer

Lawrence J. Krema	Robert J. Winter, Jr.
Executive Vice President -	Executive Vice President —
Human Resources and Communications	Development and Joint Venture Management

Peyton H. Owen, Jr.
Executive Vice President and
Chief Operating Officer

Equity Research Coverage

Art Havener / David AuBuchon
A.G. Edwards & Sons, Inc.
314.955.3436 / 314.955.5452

Ross Nussbaum / John Kim
Banc of America Securities
212.847.5668 / 212.847.5761

Ross Smotrich / Jeff Langbaum
Bear, Stearns & Co.
212.272.8046 / 212.272.4201

Lou Taylor / John Perry
Deutsche Banc Alex Brown
212.250.4912 / 212.250.5182

Kevin Lampo
Edward D. Jones & Company
314.515.5253

Carey Callaghan
Goldman Sachs
212.902.4351

Jim Sullivan / Michael Knott
Green Street Advisors
949.640.8780

Tony Paolone / Mike Mueller
J.P. Morgan Securities
212.622.6682 / 212.622.6689

David Fick / John Guinee
Legg Mason Wood Walker
410.454.5018 / 410.454.5520

David Harris
Lehman Brothers, Inc.
212.526.1790

Steve Sakwa / Brian Legg
Merrill Lynch & Company, Inc.
212.449.0335 / 212.449.1153

Greg Whyte / David Cohen
Morgan Stanley Dean Witter & Co., Inc.
212.761.6331 / 212.761.8564

Jim Sullivan / Jamie Feldman
Prudential Securities
212.778.2515 / 212.778.1724

Paul Puryear / William Crow
Raymond James & Associates, Inc.
727.567.2253 / 727.567.2594

Jay Leupp
RBC Capital Markets
415.633.8558 / 415.633.8588

Jonathan Litt / John Stewart
Smith Barney Citigroup
212.816.0231 / 212.816.1685
Any opinions, estimates, forecasts or predictions regarding Equity Office’s performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Equity Office or its management. Equity Office does not by its reference above or distribution imply its endorsement of or concurrence with such opinions, estimates, forecasts or predictions.

Company Information

Corporate Headquarters
Two North Riverside Plaza
Suite 2100
Chicago, IL 60606
312.466.3300

Trading Symbol
EOP

Stock Exchange Listing
New York Stock Exchange

Investor Relations
Equity Office Properties Trust
Two North Riverside Plaza, Suite 2100
Chicago, IL 60606
Telephone: 800.692.5304

Contact
Beth Coronelli
Senior Vice President —
Investor Relations
Telephone: 312.466.3286
Fax: 312.930.4486
InvestorRelations@equityoffice.com

Information Requests
To request an Investor Relations package,
annual report, or to be added to our email list,
please contact:

Tina Royse at 312.466.3924
tina_royse@equityoffice.com

Toll free within Canada and the United States:
800.692.5304

Senior Unsecured Debt Ratings

Moody’s:	Baa2
Standard & Poor’s:	BBB+
Fitch:	BBB+

Tentative Conference Call Dates

3rd Qtr 2005	November 1, 2005

Equity Office Properties Trust
Financial Information
June 30, 2005

Equity Office Properties Trust
Key Data

		As of or for the three months ended
	06/30/2005	03/31/2005	12/31/2004	09/30/2004	06/30/2004
	(Dollars in thousands, except per share amounts)
(Loss) Earnings Per Share
Net (loss) income available to common shareholders — basic	($0.51)	$0.25	$0.15	($0.32)	$0.25
Net (loss) income available to common shareholders — diluted	($0.51)	$0.25	$0.15	($0.32)	$0.25

Weighted average Common Shares and Units outstanding — basic	451,728,242	449,991,140	448,976,410	448,766,905	449,245,505
Weighted average Common Shares, Units and dilutive potential common shares — diluted	451,728,242	452,400,294	451,053,706	448,766,905	450,533,841

Market Value of Common Equity
Common Shares outstanding	410,041,083	406,615,162	403,842,441	403,135,232	402,411,561
Units outstanding	44,782,268	46,844,846	47,494,701	47,685,304	48,268,591

Total Common Shares and Units outstanding	454,823,351	453,460,008	451,337,142	450,820,536	450,680,152
Common Share price at the end of the period	$33.10	$30.13	$29.12	$27.25	$27.20

Market value of common equity	$15,054,653	$13,662,750	$13,142,938	$12,284,860	$12,258,500

Preferred Shares — Liquidation Preference
Series B	$299,497	$299,497	$299,500	$299,500	$299,500
Series G	212,500	212,500	212,500	212,500	212,500

Total	$511,997	$511,997	$512,000	$512,000	$512,000

Consolidated Debt
Fixed rate	$10,368,722	$10,312,005	$10,941,887	$10,436,680	$10,593,667
Variable rate	1,789,994	2,164,999	1,867,572	2,237,858	1,564,014

Total	$12,158,716	$12,477,004	$12,809,459	$12,674,538	$12,157,681

Common Share Price and Dividends
At the end of the period	$33.10	$30.13	$29.12	$27.25	$27.20
High during period	$34.39	$31.17	$29.86	$28.95	$29.20
Low during period	$30.00	$27.45	$27.11	$25.71	$23.90
Common dividends per share	$0.50	$0.50	$0.50	$0.50	$0.50
Building Square Footage Roll Forward

		Total Office	Effective Office
		Portfolio	Portfolio
	Buildings	Square Feet	Square Feet
Properties owned as of:
December 31, 2004	698	125,713,245	115,279,743
Acquisitions	4	296,657	296,657
Dispositions	(14)	(1,546,017)	(1,515,588)
Building Remeasurements	—	28,384	28,384

March 31, 2005	688	124,492,269	114,089,196
Acquisitions	14	1,232,553	1,232,553
Dispositions	(59)	(7,849,852)	(7,445,292)
Building Remeasurements	—	42,435	44,004

June 30, 2005	643	117,917,405	107,920,461

		As of or for the three months ended
	06/30/2005	03/31/2005	12/31/2004	09/30/2004	06/30/2004
	(Dollars in thousands, except per share amounts)
Selected Operating Data — Continuing Operations
Total revenues	$757,093	$791,354	$772,930	$749,904	$748,930
Deferred rental revenue	15,417	17,161	16,502	14,777	22,075
Lease termination fees (a)	10,679	51,247	17,028	9,730	7,823
FAS 141 rental revenue	(895)	(1,027)	(851)	(506)	(387)
Capitalized interest	4	—	218	767	1,633
Scheduled principal payments for consolidated debt	9,361	9,963	10,457	10,025	12,908

Effective Office Portfolio Statistics
Office buildings	643	688	698	701	683
Square footage	107,920,461	114,089,196	115,279,743	116,309,526	114,341,512
Occupancy at end of quarter	88.4%	87.5%	87.5%	86.5%	86.0%

Total Office Portfolio Statistics
Office buildings	643	688	698	701	683
Square footage	117,917,405	124,492,269	125,713,245	125,451,451	122,936,399
Occupancy at end of quarter	88.4%	87.6%	87.7%	86.7%	86.3%

Corporate and property operating general and administrative expense
Corporate general and administrative expense	$15,218	$17,173	$14,034	$13,190	$13,709
Property operating general and administrative expense	27,347	24,697	26,242	21,358	23,839

Total corporate and property operating general and administrative expense	$42,565	$41,870	$40,276	$34,548	$37,548

Corporate general and administrative expense as a percentage of total revenues	2.0%	2.2%	1.8%	1.8%	1.8%
Property operating general and administrative expense as a percentage of total revenues	3.6%	3.1%	3.4%	2.8%	3.2%

(a)	These amounts include Equity Office’s share of lease termination fees from unconsolidated joint ventures and exclude lease termination fees from discontinued operations.

Equity Office (Investors/Analysts):	Equity Office (Media):
Beth Coronelli	Terry Holt
312.466.3286	312.466.3102
For Immediate Release
Equity Office Announces Second Quarter 2005 Results
CHICAGO (August 2, 2005) — Equity Office Properties Trust (NYSE: EOP) today announced results for the second quarter ended June 30, 2005.
“Our second quarter results reflect our accelerated plan to sell $2 billion to $3 billion of non-strategic assets, and to further position our portfolio in targeted markets,” commented Richard D. Kincaid, president and chief executive officer of Equity Office. “We are starting to see the benefits of improved job growth and increased office occupancy in all of our markets, and anticipate closing the year with portfolio occupancy in the 90% range.”
For second quarter 2005, net income available to common shareholders totaled a net loss of $205.4 million, which equates to a net loss of $0.51 of diluted earnings per share (EPS). Comparatively, net income available to common shareholders in the second quarter of 2004 totaled $100.6 million with diluted EPS of $0.25.
The second quarter 2005 results included a $180.9 million non-cash impairment charge which was related to the reduction in the intended holding period for assets that the company intends to sell in the next 12 months, $165.9 million of losses on assets that were sold during second quarter, and $20.3 million of losses on certain assets sold subsequent to quarter-end. The total charges were $367.0 million or $0.81 per diluted share. The second quarter 2005 results also included EOP’s share of net gains of $79.6 million, or $0.18 per diluted share, on real estate sold. The company anticipates the future gains on the assets it intends to sell in the next 12 months will exceed the second quarter non-cash impairment charge.
Net income available to common shareholders for the first six months of 2005 totaled a net loss of $104.6 million, or a loss of $0.26 per diluted share. This compares to net income available to common shareholders for the same period in 2004 of $165.9 million with diluted EPS of $0.41.
Funds from operations available to common shareholders plus assumed conversions (FFO) for the second quarter 2005 on a diluted basis, totaled a loss of $98.0 million, which equates to a loss of $0.22 per share on a diluted basis. FFO for the same period in 2004 was $310.2 million, or $0.68 per share on a diluted basis. Second quarter 2005 FFO included non-cash charges of $367.0 million for completed or expected asset sales; however, in accordance with the National

Page 2 — Equity Office Announces Second Quarter 2005 Results
Association of Real Estate Investment Trusts’ definition of FFO, the gains from real estate sold were excluded.
FFO for the first six months of 2005 totaled $199.5 million or $0.44 per share on a diluted basis, compared to $612.7 million or $1.33 per share on a diluted basis for the first half of 2004. The attachment to this press release reconciles FFO and FFO per share to net loss/income and net loss/income per share, respectively, the most directly comparable GAAP measures.
For second quarter 2005, same-store property net operating income (defined as property operating revenues, including straight-line rents, less property operating expenses), excluding lease terminations, decreased 1.6%, as compared to the second quarter of 2004. For the first half of 2005, same-store net operating income, excluding lease terminations, decreased 1.5%, as compared to the same period last year.
Improved Market Fundamentals and Portfolio Repositioning Drive Occupancy Gains
EOP’s effective office portfolio occupancy was 88.4% at June 30, 2005, compared to 86.0% at June 30, 2004. The effective office portfolio represents the company’s economic interest in the properties upon which the net income is generated and recognized in accordance with GAAP.
Lease termination fees from continuing operations, including EOP’s share of those recognized as income from unconsolidated joint ventures, totaled $10.7 million for second quarter 2005, compared to $7.8 million for second quarter 2004. Lease termination fees for the first six months of 2005 totaled $61.9 million, of which $44.4 million was from a single transaction. Lease termination fees for the first half of 2004 were $29.9 million.
Tenant improvements and leasing commissions for the office leases that commenced during second quarter 2005 were $21.70 per square foot on a weighted average basis, compared to $16.52 per square foot in the second quarter 2004. For the first six months of 2005, weighted average tenant improvements and leasing commissions were $19.07, as compared to $16.80 in the first half of 2004.
Year-to-Date EOP Sells $2 Billion of Assets and Announces Acquisitions of $989 Million
In the second quarter 2005, EOP sold 60 assets totaling 7.5 million square feet for $1.3 billion. Subsequent to quarter-end, EOP sold $374.8 million of assets, including a 75% interest in 201 Mission and 580 California in San Francisco, CA. Following is the list of assets, totaling 1.8 million square feet, which the company sold after June 30, 2005:

Property	Location
The Orchard	Sacramento, CA
Stadium Towers Land	Anaheim, CA
Texaco Center/601 Garage	New Orleans, LA
Meier Mountain View Buildings	Mountain View, CA
Ravendale at Central	Mountain View, CA
Bayside Corporate Center	Foster City, CA
Vintage Park Industrial	Foster City, CA
Vintage Park Office Building III	Foster City, CA
Ridder Park	San Jose, CA
Creekside I and II	San Jose, CA
Aspect Telecommunications	San Jose, CA
Redwood Shores	Redwood City, CA

6a

Page 3 — Equity Office Announces Second Quarter 2005 Results
Year-to-date as of August 1, 2005, the company has sold $2.0 billion of assets, totaling approximately 11.5 million square feet.
During second quarter 2005, EOP acquired 15 buildings, totaling 1.3 million square feet, for approximately $286.7 million. Subsequent to quarter-end, EOP purchased 25 Mall Road in Burlington, MA; The Lakes in Santa Rosa, CA; and 333 Twin Dolphin in Redwood Shores, CA for a total of $129.0 million. The previously announced acquisition of 1095 Avenue of the Americas, located in New York City, is anticipated to close in third quarter 2005. As of August 1, 2005, EOP has announced, including 1095 Avenue of the Americas, $988.9 million of acquisition activity for the year.
Conference Call Details
Management will discuss its second quarter 2005 results on EOP’s earnings conference call scheduled for Tuesday, August 2, 2005, at 10:00 a.m. CT. The conference call telephone number is 888-283-0069. Participants should dial in 15 minutes before the scheduled start of the call. The pass code to access the call is “EOP.” Participants calling from outside of the United States should dial 210-795-9226. A replay of the call will be available until August 10, 2005, by calling 866-403-8767. No pass code is necessary. For callers outside of the United States, the replay telephone number is 203-369-0598. A live webcast of the conference call will be available in listen-only mode at www.equityoffice.com and at www.earnings.com.
In addition to the information provided in this release, Equity Office publishes a quarterly Supplemental Operating and Financial Data Report, which can be found at www.equityoffice.com in the Investor Relations section and as part of a Form 8-K furnished to the Securities and Exchange Commission (SEC). Hard copies of the Supplemental Operating and Financial Data Report are also available via mail by calling 800-692-5304.
The company anticipates holding its third quarter conference call at 10:00 a.m. CT on November 1, 2005.
Forward-Looking Statements
This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating this release and the outlook of Equity Office include, but are not limited to, the following: declines in overall activity in our markets have adversely affected our operating results and are expected to continue to adversely affect our operating results until market conditions further improve; in order to continue to pay distributions to our common shareholders at current levels, we must borrow funds or sell assets; we expect to be a net seller of real estate in 2005, which will further reduce our income from continuing operations and funds from operations and may result in gains or losses on sales of real estate and impairment charges; our ability to dispose of assets on terms we find acceptable will be subject to market conditions we do not control; we may not be successful in closing all of our pending investment transactions; our properties face significant competition; we face potential adverse effects from tenant bankruptcies or insolvencies; competition for acquisitions or an oversupply of properties for sale could adversely affect us; and an earthquake or terrorist act could adversely affect our business and such losses, or other potential losses, may not be fully covered by insurance.

6b

Page 4 — Equity Office Announces Second Quarter 2005 Results
These and other risks and uncertainties are detailed from time to time in Equity Office’s filings with the SEC, including its 2004 Form 10-K filed on March 16, 2005 and Form 8-K filed on May 20, 2005. Equity Office is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of changes, new information, subsequent events or otherwise.
Equity Office Properties Trust (NYSE: EOP), operating through its various subsidiaries and affiliates, is the nation’s largest publicly held office building owner and manager with a total office portfolio of 625 buildings comprising 116.9 million square feet in 18 states and the District of Columbia. Equity Office has an ownership presence in 26 Metropolitan Statistical Areas (MSAs) and in 110 submarkets, enabling it to provide a wide range of office solutions for local, regional and national customers. For more company information visit the Equity Office Web site at http://www.equityoffice.com.

6c

Equity Office Properties Trust
Consolidated Statements of Operations
(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2005	2004	2005	2004
	(Dollars in thousands, except per share amounts)
Revenues:
Rental	$610,323	$601,163	$1,213,978	$1,193,156
Tenant reimbursements	94,992	103,817	191,003	200,238
Parking	29,134	27,427	57,272	54,867
Other	18,947	12,674	77,718	37,630
Fee income	3,697	3,849	8,474	6,909

Total revenues	757,093	748,930	1,548,445	1,492,800

Expenses:
Depreciation	171,582	157,375	337,666	312,276
Amortization	22,788	17,288	45,146	33,831
Real estate taxes	88,904	94,579	176,673	172,174
Insurance	8,038	7,404	14,743	16,039
Repairs and maintenance	82,031	77,917	158,003	152,095
Property operating	104,595	96,901	208,687	197,460
Ground rent	5,262	5,034	10,572	10,365
Corporate general and administrative	15,218	13,709	32,391	25,018
Impairment	180,856	—	180,856	—

Total expenses	679,274	470,207	1,164,737	919,258

Operating income	77,819	278,723	383,708	573,542

Other income (expense):
Interest and dividend income	3,646	2,405	6,862	3,721
Realized gain on settlement of derivatives and sale of marketable securities	—	24,016	3	24,016
Interest:
Expense incurred	(207,932)	(208,684)	(420,704)	(412,819)
Amortization of deferred financing costs and prepayment expenses	(2,597)	(2,175)	(5,396)	(4,312)

Total other income (expense)	(206,883)	(184,438)	(419,235)	(389,394)

(Loss) income before income taxes, allocation to minority interests and income from investments in unconsolidated joint ventures	(129,064)	94,285	(35,527)	184,148
Income taxes	(438)	(1,333)	(901)	(1,069)
Minority Interests:
EOP Partnership	23,677	(12,110)	11,923	(20,059)
Partially owned properties	(2,503)	(2,647)	(5,527)	(5,536)
Income from investments in unconsolidated joint ventures (including gain on sales of real estate of $17,376, $0, $17,376 and $0, respectively)	28,681	12,554	38,199	24,967

(Loss) income from continuing operations	(79,647)	90,749	8,167	182,451
Discontinued operations (including net (loss) gain on sales of real estate and provision for loss on properties held for sale of $(94,220), $1,927, $(83,513) and $4,122, respectively)	(117,094)	18,759	(95,337)	38,793

(Loss) income before cumulative effect of a change in accounting principle	(196,741)	109,508	(87,170)	221,244
Cumulative effect of a change in accounting principle	—	—	—	(33,697)

Net (loss) income	(196,741)	109,508	(87,170)	187,547
Preferred distributions	(8,701)	(8,944)	(17,402)	(21,692)

Net (loss) income available to common shareholders	($205,442)	$100,564	($104,572)	$165,855

(Loss) earnings per share — basic:
(Loss) income from continuing operations per share	($0.25)	$0.21	($0.05)	$0.40

Net (loss) income available to common shareholders per share	($0.51)	$0.25	($0.26)	$0.41

Weighted average Common Shares outstanding	406,164,577	400,846,907	404,514,824	400,255,725

(Loss) earnings per share — diluted:
(Loss) income from continuing operations per share	($0.25)	$0.21	($0.05)	$0.40

Net (loss) income available to common shareholders per share	($0.51)	$0.25	($0.26)	$0.41

Weighted average Common Shares outstanding and dilutive potential common shares	451,728,242	450,533,841	450,881,385	450,840,364

Distributions declared per Common Share outstanding	$0.50	$0.50	$1.00	$1.00

Equity Office Properties Trust
Consolidated Balance Sheets

	June 30, 2005
	(Unaudited)	December 31, 2004
	(Dollars in thousands,
	except per share amounts)
Assets:
Investments in real estate	$23,350,900	$24,876,625
Developments in process	18,780	40,492
Land available for development	239,220	252,524
Investments in real estate held for sale, net of accumulated depreciation	55,875	118,672
Accumulated depreciation	(3,146,426)	(3,148,137)

Investments in real estate, net of accumulated depreciation	20,518,349	22,140,176
Cash and cash equivalents	615,997	107,126
Tenant and other receivables (net of allowance for doubtful accounts of $6,709 and $6,908, respectively)	74,092	75,775
Deferred rent receivable	486,238	478,184
Escrow deposits and restricted cash	129,571	48,784
Investments in unconsolidated joint ventures	1,068,969	1,117,143
Deferred financing costs (net of accumulated amortization of $54,612 and $59,748, respectively)	55,266	61,734
Deferred leasing costs and other related intangibles (net of accumulated amortization of $217,499 and $193,348, respectively)	460,566	450,625
Prepaid expenses and other assets	228,435	191,992

Total Assets	$23,637,483	$24,671,539

Liabilities, Minority Interests, Mandatorily Redeemable Preferred Shares and Shareholders’ Equity:
Liabilities:
Mortgage debt (net of (discounts) of $(12,306) and $(13,683), respectively)	$2,286,662	$2,609,067
Unsecured notes (net of (discounts) of $(15,236) and $(38,362), respectively)	9,179,054	9,652,392
Lines of credit	693,000	548,000
Accounts payable and accrued expenses	490,840	556,851
Distribution payable	230,008	2,652
Other liabilities (net of (discounts) of $(27,067) and $(28,536), respectively)	436,337	484,378
Commitments and contingencies	—	—

Total Liabilities	13,315,901	13,853,340

Minority Interests:
EOP Partnership	948,739	1,065,376
Partially owned properties	173,884	182,041

Total Minority Interests	1,122,623	1,247,417

Mandatorily Redeemable Preferred Shares:
5.25% Series B Convertible, Cumulative Redeemable Preferred Shares, liquidation preference $50.00 per share, 5,989,930 and 5,990,000 issued and outstanding, respectively	299,497	299,500

Shareholders’ Equity:
Preferred Shares, 100,000,000 authorized:
7.75% Series G Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, 8,500,000 issued and outstanding	212,500	212,500
Common Shares, $0.01 par value; 750,000,000 shares authorized, 410,041,083 and 403,842,441 issued and outstanding, respectively	4,100	4,038
Other Shareholders’ Equity:
Additional paid in capital	10,616,065	10,479,305
Deferred compensation	(1,114)	(1,916)
Dividends in excess of accumulated earnings	(1,872,508)	(1,359,722)
Accumulated other comprehensive loss (net of accumulated amortization of $8,541 and $5,133, respectively)	(59,581)	(62,923)

Total Shareholders’ Equity	8,899,462	9,271,282

Total Liabilities, Minority Interests, Mandatorily Redeemable Preferred Shares and Shareholders’ Equity	$23,637,483	$24,671,539

Equity Office Properties Trust
Reconciliation of Net (Loss) Income to Funds From Operations (“FFO”)

	For the three months ended June 30,
	2005				2004
		Per Weighted Average				Per Weighted Average
	Dollars	Share(b)			Dollars	Share (b)
	(Dollars in thousands, except per share amounts)
Reconciliation of net (loss) income to FFO (a):
Net (loss) income	($196,741)	($0.48)			$109,508	$0.27
Plus real estate related depreciation and amortization less gain and losses on sales of real estate, including our share of those items from unconsolidated joint ventures and adjusted for minority interests’ share in partially owned properties	131,110	0.32			192,325	0.48
Less minority interests in EOP Partnership share of add back for real estate related depreciation and amortization and gain and losses on sales of real estate	(13,158)	(0.03)			(20,627)	(0.05)

FFO	(78,789)	(0.19)			281,206	0.70
Preferred distributions	(8,701)	(0.02)			(8,944)	(0.02)

FFO available to common shareholders — basic	($87,490)	($0.22)	(d	)	$272,262	$0.68

	Net Income	FFO			Net Income	FFO

Adjustments to arrive at FFO available to common shareholders plus assumed conversions:
Net (loss) income and FFO	($196,741)	($78,789)			$109,508	$281,206
Preferred distributions	(8,701)	(8,701)			(8,944)	(8,944)

Net (loss) income and FFO available to common shareholders	(205,442)	(87,490)			100,564	272,262
Net (loss) income allocated to minority interests in EOP Partnership	(23,677)	(23,677)			12,110	12,110
Minority interests in EOP Partnership share of add back for real estate related depreciation and amortization and gain and losses on sales of real estate	—	13,158			—	20,627
Preferred distributions on Series B preferred shares, of which are assumed to be converted into Common Shares (c)	—	—			—	5,236

Net (loss) income and FFO available to common shareholders plus assumed conversions	($229,119)	($98,009)			$112,674	$310,235

Weighted average Common Shares, dilutive potential common shares plus assumed conversions outstanding	451,728,242	451,728,242			450,533,841	458,923,195

Net (loss) income and FFO available to common shareholders plus assumed conversions per share	($0.51)	($0.22)	(d	)	$0.25	$0.68

	Common Shares and common share equivalents
Weighted average Common Shares outstanding (used for both net (loss) income and FFO basic per share calculation)	406,164,577	400,846,907
Redemption of Units for Common Shares	45,563,665	48,398,598
Impact of share options and restricted shares which are dilutive to both net income and FFO	—	1,288,336

Weighted average Common Shares and dilutive potential common shares used for net (loss) income available to common shareholders	451,728,242	450,533,841
Impact of conversion of Series B preferred shares (c)	—	8,389,354

Weighted average Common Shares, dilutive potential common shares plus assumed conversions used for the calculation of FFO available to common shareholders plus assumed conversions	451,728,242	458,923,195

(a)	FFO is a non-GAAP financial measure. The most directly comparable GAAP measure is net (loss) income, to which it is reconciled. See definition below.

(b)	FFO per share may not total the sum of the per share components in the reconciliation due to rounding.

(c)	The Series B preferred shares are not dilutive to EPS for each quarter presented or FFO per share for the three months ended June 30, 2005, but are dilutive to FFO per share for the three months ended June 30, 2004.

(d)	FFO for the three months ended June 30, 2005 includes approximately $367.0 million of non-cash impairment charges and provisions for losses on assets held for sale, which is equivalent to $0.81 per share on a diluted basis.
This charge is not added back to net income when calculating FFO.
FFO Definition:
     FFO is defined as net (loss) income, computed in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding gains and losses from sales of properties (but not impairments and provisions for losses on properties held for sale), plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. We believe that FFO is helpful to investors as one of several measures of the performance of an equity REIT. We further believe that by excluding the effect of depreciation, amortization and gains from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. Investors should review FFO, along with GAAP net (loss) income when trying to understand an equity REIT’s operating performance. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net (loss) income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

Equity Office Properties Trust
Reconciliation of Net (Loss) Income to Funds From Operations (“FFO”)

	For the six months ended June 30,
	2005				2004
		Per Weighted				Per Weighted
	Dollars	Average Share (b)			Dollars	Average Share (b)
	(Dollars in thousands, except per share amounts)
Reconciliation of net (loss) income to FFO (a):
Net (loss) income	($87,170)	($0.22)			$187,547	$0.47
Plus real estate related depreciation and amortization less gain and losses on sales of real estate, including our share of those items from unconsolidated joint ventures and adjusted for minority interests’ share in partially owned properties	316,038	0.78			383,892	0.96
Plus cumulative effect of a change in accounting principle	—	—			33,697	0.08
Less minority interests in EOP Partnership share of add back for real estate related depreciation and amortization, gain and losses on sales of real estate and cumulative effect of a change in accounting principle	(32,346)	(0.08)			(45,056)	(0.11)

FFO	196,522	0.49			560,080	1.40
Preferred distributions	(17,402)	(0.04)			(21,692)	(0.05)

FFO available to common shareholders — basic	$179,120	$0.44	(d	)	$538,388	$1.35

	Net Income	FFO			Net Income	FFO

Adjustments to arrive at FFO available to common shareholders plus assumed conversions:
Net (loss) income and FFO	($87,170)	$196,522			$187,547	$560,080
Preferred distributions	(17,402)	(17,402)			(21,692)	(21,692)

Net (loss) income and FFO available to common shareholders	(104,572)	179,120			165,855	538,388
Net (loss) income allocated to minority interests in EOP Partnership	(11,923)	(11,923)			20,059	20,059
Minority interests in EOP Partnership share of add back for real estate related depreciation and amortization, gain and losses on sales of real estate and cumulative effect of a change in accounting principle	—	32,346			—	45,056
Preferred distributions on Series B preferred shares, of which are assumed to be converted into Common Shares (c)	—	—			—	9,167

Net (loss) income and FFO available to common shareholders plus assumed conversions	($116,495)	$199,543			$185,914	$612,670

Weighted average Common Shares, dilutive potential common shares plus assumed conversions outstanding	450,881,385	454,101,167			450,840,364	459,229,718

Net (loss) income and FFO available to common shareholders plus assumed conversions per share	($0.26)	$0.44	(d	)	$0.41	$1.33

	Common Shares and common share equivalents
Weighted average Common Shares outstanding (used for both net (loss) income and FFO basic per share calculation)	404,514,824	400,255,725
Redemption of Units for Common Shares	46,366,561	48,646,371
Impact of share options and restricted shares which are dilutive to both net income and FFO	—	1,938,268

Weighted average Common Shares and dilutive potential common shares used for net (loss) income available to common shareholders	450,881,385	450,840,364
Impact of conversion of Series B preferred shares (c)	—	8,389,354
Impact of share options and restricted shares which are dilutive to FFO but not dilutive to net (loss)	3,219,782	—

Weighted average Common Shares, dilutive potential common shares plus assumed conversions used for the calculation of FFO available to common shareholders plus assumed conversions	454,101,167	459,229,718

(a)	FFO is a non-GAAP financial measure. The most directly comparable GAAP measure is net (loss) income, to which it is reconciled. See definition below.

(b)	FFO per share may not total the sum of the per share components in the reconciliation due to rounding.

(c)	The Series B preferred shares are not dilutive to EPS for each period presented or FFO per share for the six months ended June 30, 2005 but are dilutive to FFO per share for the six months ended June 30, 2004.

(d)	FFO for the six months ended June 30, 2005 includes approximately $380.6 million of non-cash impairment charges and provisions for losses on assets held for sale, which is equivalent to $0.84 per share on a diluted basis.
This charge is not added back to net income when calculating FFO.
FFO Definition:
     FFO is defined as net (loss) income, computed in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding gains and losses from sales of properties (but not impairments and provisions for losses on properties held for sale), plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. We believe that FFO is helpful to investors as one of several measures of the performance of an equity REIT. We further believe that by excluding the effect of depreciation, amortization and gains from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. Investors should review FFO, along with GAAP net (loss) income when trying to understand an equity REIT’s operating performance. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net (loss) income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

Equity Office Properties Trust
Segment Information
June 30, 2005
     We have one segment which is office properties. The primary financial measure that our chief operating decision maker uses for our office properties is net operating income, which represents rental revenue, tenant reimbursements, parking and other revenues less real estate taxes, insurance, repairs and maintenance and property operating expense (all as reflected in the accompanying consolidated statements of operations). We believe that net operating income is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of our properties. Total assets consists primarily of the assets in our office properties operating segment. There are other assets such as corporate furniture, fixtures and equipment that are not associated with the office property segment, but these assets are immaterial.

	For the three months ended June 30,		For the six months ended June 30,
	2005	2004	2005	2004
	(Dollars in thousands)
Property Operating Revenues:
Rental	$610,323	$601,163	$1,213,978	$1,193,156
Tenant reimbursements	94,992	103,817	191,003	200,238
Parking	29,134	27,427	57,272	54,867
Other (a)	18,947	12,674	77,718	37,630

Total Property Operating Revenues	753,396	745,081	1,539,971	1,485,891

Property Operating Expenses:
Real estate taxes	88,904	94,579	176,673	172,174
Insurance	8,038	7,404	14,743	16,039
Repairs and maintenance	82,031	77,917	158,003	152,095
Property operating	104,595	96,901	208,687	197,460

Total Property Operating Expenses	283,568	276,801	558,106	537,768

Property Net Operating Income from Continuing Operations	$469,828	$468,280	$981,865	$948,123

Property Operating Margin from Continuing Operations (b)	62.4%	62.8%	63.8%	63.8%

Reconciliation of Property Net Operating Income from Continuing Operations to (Loss) Income from Continuing Operations:

Property Net Operating Income from Continuing Operations	$469,828	$468,280	$981,865	$948,123
Add:
Fee income	3,697	3,849	8,474	6,909
Less:
Depreciation	(171,582)	(157,375)	(337,666)	(312,276)
Amortization	(22,788)	(17,288)	(45,146)	(33,831)
Ground rent	(5,262)	(5,034)	(10,572)	(10,365)
Corporate general and administrative	(15,218)	(13,709)	(32,391)	(25,018)
Impairment	(180,856)	—	(180,856)	—

Operating Income	77,819	278,723	383,708	573,542

Less:
Other expenses	(206,883)	(184,438)	(419,235)	(389,394)
Income taxes	(438)	(1,333)	(901)	(1,069)
Minority Interests:
EOP Partnership	23,677	(12,110)	11,923	(20,059)
Partially owned properties	(2,503)	(2,647)	(5,527)	(5,536)
Add:
Income from investments in unconsolidated joint ventures (including gain on sales of real estate of $17,376, $0, $17,376 and $0, respectively)	28,681	12,554	38,199	24,967

(Loss) Income from Continuing Operations	($79,647)	$90,749	$8,167	$182,451

(a)	Other income consists primarily of lease termination income and ancillary income from tenants.

(b)	Defined as Property Net Operating Income from Continuing Operations divided by Total Property Operating Revenues.

Equity Office Properties Trust
Consolidated Statements of Cash Flows

	For the three months ended June 30,		For the six months ended June 30,
	2005	2004	2005	2004
	(Dollars in thousands, unaudited)
Operating Activities:
Net (loss) income	$(196,741)	$109,508	$(87,170)	$187,547
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization (including discontinued operations)	208,077	193,039	414,513	380,998
Ineffective portion of swap settlement payment included in interest expense	—	—	—	212
Compensation expense related to restricted shares and stock options	5,917	4,812	13,322	10,245
Prepayment penalty on early extinguishment of debt in connection with a property disposition	—	—	448	—
Income from investments in unconsolidated joint ventures	(28,681)	(12,554)	(38,199)	(24,967)
Net distributions from unconsolidated joint ventures	17,506	16,967	23,610	25,016
Net loss (gain) on sales of real estate and provision for loss on properties held for sale	94,220	(1,927)	83,513	(4,122)
Impairment	180,856	—	180,856	—
Cumulative effect of a change in accounting principle	—	—	—	33,697
Provision for doubtful accounts	1,114	1,543	3,529	739
Income allocated to minority interests (including discontinued operations)	8,809	15,025	24,044	26,190
Changes in assets and liabilities:
Decrease in rent receivable	344	10,547	509	10,508
(Increase) in deferred rent receivable	(19,193)	(23,925)	(36,675)	(52,386)
Decrease (increase) in prepaid expenses and other assets	17,202	(6,531)	(23,502)	51,072
Increase (decrease) in accounts payable and accrued expenses	33,254	58,115	(59,768)	(58,004)
(Decrease) in other liabilities	(23,531)	(21,611)	(30,702)	(20,014)

Net cash provided by operating activities	299,153	343,008	468,328	566,731

Investing Activities:
Deposits made for future property acquisitions	(59,747)	(2,500)	(63,756)	(2,500)
Property acquisitions	(234,331)	(54,204)	(301,030)	(116,981)
Deposits received for future property dispositions	2,000	—	4,000	—
Property dispositions	1,167,669	215,280	1,304,778	233,469
Distributions from unconsolidated joint ventures	62,301	—	62,301	—
Capital and tenant improvements	(74,557)	(122,160)	(150,963)	(243,549)
Lease commissions and other costs	(29,381)	(29,051)	(53,750)	(60,875)
Decrease in escrow deposits and restricted cash	2,696	15,144	133,630	47,211

Net cash provided by (used for) investing activities	836,650	22,509	935,210	(143,225)

Financing Activities:
Proceeds from mortgage debt	150	—	150	—
Principal payments on mortgage debt	(251,764)	(36,950)	(355,521)	(209,239)
Proceeds from unsecured notes	14,025	49,035	28,369	1,040,275
Repayment of unsecured notes	—	(450,000)	(525,000)	(850,000)
Proceeds from lines of credit	1,877,600	1,437,400	4,000,600	2,886,000
Repayment of lines of credit	(2,053,600)	(1,066,900)	(3,855,600)	(2,843,700)
Payments of loan costs and offering costs	6	(223)	(59)	(1,548)
Settlement of interest rate swap agreements	—	—	—	(69,130)
Distributions to minority interests in partially owned properties	(2,158)	(14,007)	(7,860)	(16,111)
Proceeds from exercise of stock options	78,282	747	121,542	39,803
Distributions to common shareholders and unitholders	(226,758)	(224,408)	(226,758)	(225,244)
Repurchase of Common Shares	(5,029)	(32,808)	(7,758)	(36,583)
Redemption of Units	(44,810)	(1,071)	(50,676)	(1,866)
Repurchase of preferred shares	—	—	—	(114,073)
Payment of preferred distributions	(8,048)	(8,049)	(16,096)	(16,671)

Net cash (used for) financing activities	(622,104)	(347,234)	(894,667)	(418,087)

Net increase in cash and cash equivalents	513,699	18,283	508,871	5,419
Cash and cash equivalents at the beginning of the period	102,298	56,534	107,126	69,398

Cash and cash equivalents at the end of the period	$615,997	$74,817	$615,997	$74,817

Supplemental Information:
Interest paid during the period, including a reduction of interest expense for capitalized interest of $4, $1,633, $4 and $3,663, respectively	$158,689	$166,486	$429,109	$414,971

Non-Cash Investing and Financing Activities:
Investing Activities:
Escrow deposits related to property dispositions	$(8,811)	$(30,616)	$(150,324)	$(30,616)

Mortgage loan repayment as a result of a property disposition (including prepayment expense of $375 in 2004)	$—	$(5,830)	$(13,386)	$(5,830)

Units issued in connection with a property acquisition	$3,339	$50	$3,339	$50

Mortgage loan assumed upon acquisition of property	$44,975	$—	$44,975	$82,970

Changes in accounts due to consolidation of existing interest in a property as a result of acquiring the remaining economic interest:
Decrease in investment in unconsolidated joint ventures	$—	$—	$—	$(157,659)

Increase in investment in real estate	$—	$—	$—	$612,411

Increase in accumulated depreciation	$—	$—	$—	$(44,440)

Increase in mortgage debt	$—	$—	$—	$(451,285)

Increase in other assets and liabilities	$—	$—	$—	$40,973

Financing Activities:
Mortgage loan repayment as a result of a property disposition (including prepayment expense of $375 in 2004)	$—	$5,830	$13,386	$5,830

Mortgage loan assumed upon acquisition of property	$(44,975)	$—	$(44,975)	$—

Equity Office Properties Trust
Statement of Discontinued Operations
     The net (loss) income for properties sold and properties held for sale is reflected in the consolidated statements of operations as Discontinued Operations for the periods presented. Properties that were partially sold are not reflected as discontinued operations in accordance with FAS 144.

	For the three months ended June 30,		For the six months ended June 30,
	2005	2004	2005	2004
	(Dollars in thousands)
Property operating revenues	$28,097	$56,056	$71,023	$114,385

Expenses:
Depreciation and amortization	8,610	16,632	22,072	33,400
Property operating	11,411	20,448	27,664	41,524
Ground rent	960	1,081	2,040	1,975

Total expenses	20,981	38,161	51,776	76,899

Operating income	7,116	17,895	19,247	37,486

Other income (expense):
Interest and dividend income	18	5	34	12
Interest expense and amortization of deferred financing costs and prepayment expenses	(2)	(767)	(611)	(2,204)

Total other income (expense)	16	(762)	(577)	(2,192)

Income before income taxes, allocations to minority interests, net gain on sales of real estate and (loss) on properties sold / provision for loss on properties held for sale	7,132	17,133	18,670	35,294
Income taxes	(23)	(33)	(54)	(28)
Income allocated to minority interests — partially owned properties (including gains on sales of real estate of $29,699, $214, $29,699 and $214, respectively)	(29,983)	(268)	(30,440)	(595)
Gain on sales of real estate	91,971	9,533	116,216	11,839
(Loss) on sales of real estate	(165,927)	(7,606)	(179,465)	(7,717)
Provision for (loss) on properties held for sale	(20,264)	—	(20,264)	—

Net (loss) income	($117,094)	$18,759	($95,337)	$38,793

Property net operating income from discontinued operations	$16,686	$35,608	$43,359	$72,861

Equity Office Properties Trust
(Loss) Earnings Per Share

	For the three months ended June 30,		For the six months ended June 30,
	2005	2004	2005	2004
	(Dollars in thousands, except per share amounts)
Numerator:
(Loss) income from continuing operations	($79,647)	$90,749	$8,167	$182,451
Preferred distributions	(8,701)	(8,944)	(17,402)	(21,692)

(Loss) income from continuing operations available to common shareholders	(88,348)	81,805	(9,235)	160,759
Discontinued operations (including net (loss) gain on sales of real estate and provision for loss on properties held for sale of $(94,220), $1,927, $(83,513) and $4,122, respectively)	(117,094)	18,759	(95,337)	38,793
Cumulative effect of a change in accounting principle	—	—	—	(33,697)

Numerator for basic (loss) earnings per share — net (loss) income available to common shareholders	(205,442)	100,564	(104,572)	165,855
Add back (loss) income allocated to minority interests in EOP Partnership	(23,677)	12,110	(11,923)	20,059

Numerator for diluted (loss) earnings per share — net (loss) income available to common shareholders	($229,119)	$112,674	($116,495)	$185,914

Denominator:
Denominator for basic (loss) earnings per share — weighted average Common Shares outstanding	406,164,577	400,846,907	404,514,824	400,255,725

Effect of dilutive potential common shares:
Units	45,563,665	48,398,598	46,366,561	48,646,371
Share options and restricted shares (a)	—	1,288,336	—	1,938,268

Dilutive potential common shares	45,563,665	49,686,934	46,366,561	50,584,639

Denominator for diluted (loss) earnings per share — weighted average Common Shares outstanding and dilutive potential common shares	451,728,242	450,533,841	450,881,385	450,840,364

(Loss) earnings per share — basic:
(Loss) income from continuing operations available to common shareholders, net of minority interests	($0.25)	$0.21	($0.05)	$0.40
Discontinued operations, net of minority interests	(0.26)	0.04	(0.21)	0.09
Cumulative effect of a change in accounting principle, net of minority interests	—	—	—	(0.08)

Net (loss) income available to common shareholders, net of minority interests (b)	($0.51)	$0.25	($0.26)	$0.41

(Loss) earnings per share — diluted:
(Loss) income from continuing operations available to common shareholders	($0.25)	$0.21	($0.05)	$0.40
Discontinued operations	(0.26)	0.04	(0.21)	0.09
Cumulative effect of a change in accounting principle	—	—	—	(0.07)

Net (loss) income available to common shareholders (b)	($0.51)	$0.25	($0.26)	$0.41

(a)	Share options and restricted shares are not dilutive to earnings per share for the three months and six months ended June 30, 2005 but are dilutive to earnings per share for the three months and six months ended June 30, 2004.

(b)	Net (loss) income available to common shareholders per share may not total the sum of the per share components due to rounding.

Equity Office Properties Trust
Net Free Cash Flow
June 30, 2005
     We define net free cash flow as net cash provided by operating activities determined in accordance with GAAP less distributions paid to our shareholders, unitholders and preferred shareholders less capital improvements incurred and expenditures for tenant improvements and leasing costs for leases that commence during the period. Net free cash flow is a non-GAAP financial measure, which we believe is helpful to investors to monitor the impact of distributions and capital improvements, tenant improvements and leasing costs on our net cash provided by operating activities. Investors should review net free cash flow along with our consolidated statements of cash flows, as determined in accordance with GAAP. Net free cash flow should not be considered as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions. For more information on our liquidity refer to our Form 10-Q and 10-K.
     Below we have reconciled net free cash flow to net cash provided by operating activities, the most directly comparable GAAP financial measure, for the periods presented. Our calculation of net free cash flow may not be comparable to similar measures that may be presented by other companies.

	For the three months ended June 30,		For the six months ended June 30,
	2005	2004	2005	2004
	(Dollars in thousands)
Net cash provided by operating activities	$299,153	$343,008	$468,328	$566,731
Less: Distributions paid to common shareholders and unitholders (a)	(226,758)	(224,408)	(226,758)	(225,244)
Less: Distributions paid to preferred shareholders	(8,048)	(8,049)	(16,096)	(16,671)
Less: Tenant improvements and leasing costs for leases which commenced during the period and capital improvements incurred (b)	(106,431)	(109,639)	(199,563)	(195,108)

Net Free Cash Flow	($42,084)	$912	$25,911	$129,708

(a)	Distributions to common shareholders and unitholders are generally paid one quarter in arrears with no cash payment in the first quarter and two payments in the fourth quarter.

(b)	In the above table, tenant improvements and leasing costs are reported for leases which commence during the periods shown, which we believe is a useful measure of the tenant improvements and leasing costs in our markets and is consistent with how we report our per square foot tenant improvements and leasing costs. The amounts included in the consolidated statements of cash flows represent the cash expenditures made during the periods, regardless of when the leases commence. The differences between these amounts represent timing differences between the lease commencement dates and the actual cash expenditures. Capital improvements in the above table reflect amounts paid or accrued for the periods shown. A reconciliation of the amounts shown above and the amounts shown on the consolidated statements of cash flows can be found on the “Tenant Improvements, Leasing Costs and Capital Improvements” page of this Supplemental Operating and Financial Data report.

Equity Office Properties Trust
Same Store Portfolio Segment Results
June 30, 2005

     The financial data presented in the consolidated statements of operations show significant changes in revenues and expenses from period to period. We do not believe our period-to-period financial data are necessarily comparable because we acquire and dispose of properties on an ongoing basis. The following table shows condensed consolidated results attributable to the properties in our Total Office Portfolio that were held during the periods being compared (the “Same Store Portfolio”). The 1301 Avenue of the Americas office property, which had approximately $44.4 million of lease termination income during the first quarter 2005, is included in the Same Store Portfolio for the three months ended June 30, 2005 and June 30, 2004, but not the Same Store Portfolio for the six months ended June 30, 2005 and June 30, 2004 because the property was previously accounted for under the equity method during the first quarter 2004.

	For the three months ended June 30,		Change		For the six months ended June 30,		Change
	2005	2004	$	%	2005	2004	$	%
		(Dollars in thousands)
Revenues:
Property operating revenues	$717,930	$712,202	$5,728	0.8%	$1,376,148	$1,372,096	$4,052	0.3%
Deferred rental revenue	13,761	20,847	(7,086)	(34.0%)	21,720	39,489	(17,769)	(45.0%)

Property operating revenues	731,691	733,049	(1,358)	(0.2%)	1,397,868	1,411,585	(13,717)	(1.0%)

Expenses:
Real estate taxes	85,166	92,698	(7,532)	(8.1%)	157,578	161,179	(3,601)	(2.2%)
Insurance, repairs and maintenance and property operating expenses	189,031	178,395	10,636	6.0%	361,973	350,937	11,036	3.1%

Property operating expenses	274,197	271,093	3,104	1.1%	519,551	512,116	7,435	1.5%

Property net operating income from continuing operations	$457,494	$461,956	($4,462)	(1.0%)	$878,317	$899,469	($21,152)	(2.4%)

Property operating margin (a)	62.5%	63.0%		(0.5%)	62.8%	63.7%		(0.9%)

Excluding Lease Termination Income:
Property net operating income from continuing operations	$457,494	$461,956	($4,462)	(1.0%)	$878,317	$899,469	($21,152)	(2.4%)
Less lease termination income	(10,538)	(7,656)	(2,882)	37.6%	(14,097)	(21,705)	7,608	(35.1%)

Property net operating income from continuing operations before lease termination income	$446,956	$454,300	($7,344)	(1.6%)	$864,220	$877,764	($13,544)	(1.5%)

Property operating margin (a) before lease termination income	62.0%	62.6%		(0.6%)	62.5%	63.2%		(0.7%)

Excluding Deferred Rental Revenue:
Property net operating income from continuing operations	$457,494	$461,956	($4,462)	(1.0%)	$878,317	$899,469	($21,152)	(2.4%)
Less deferred rental revenue	(13,761)	(20,847)	7,086	(34.0%)	(21,720)	(39,489)	17,769	(45.0%)

Property net operating income from continuing operations before deferred rental revenue	$443,733	$441,109	$2,624	0.6%	$856,597	$859,980	($3,383)	(0.4%)

	Occupancy Rates			Occupancy Rates
	At June 30, 2005	At June 30, 2004	At March 31, 2004	At June 30, 2005	At June 30, 2004	At December 31, 2003
CBD	91.8%	91.1%	91.8%	91.4%	90.6%	91.5%
Suburban	87.2%	85.1%	84.7%	87.2%	85.1%	84.7%

Total Same Store Portfolio	88.9%	87.3%	87.4%	88.7%	87.1%	87.2%

Square Feet	98,405,685			96,639,991
Number of Properties	562			561

Note:

(a)	Calculated by dividing property net operating income by property operating revenues.

Equity Office Properties Trust
Property Joint Venture Information
June 30, 2005

				Effective Office Portfolio (a)
	Number of	Effective Ownership	Total Office Portfolio		Percent
Property	Buildings	Percentage (a)	Square Feet	Square Feet	Occupied

Consolidated Properties	580	100%	90,512,718	90,512,718	87.8%

Consolidated Joint Ventures
The Plaza at LaJolla Village		66.7%	635,419	423,634	81.9%
222 Berkley Street		91.5%	519,608	475,441	99.7%
500 Boylston Street		91.5%	706,864	646,781	98.7%
Wells Fargo Center		75%	1,117,439	838,079	89.8%
Ferry Building		100%	243,812	243,812	97.2%
2951 28th Street		98%	85,000	83,300	90.0%
San Felipe Plaza		100%	959,466	959,466	84.7%
Four Forest Plaza		100%	394,324	394,324	77.5%
Market Square		100%	681,051	681,051	95.8%
One Ninety One Peachtree Tower		100%	1,215,288	1,215,288	95.5%
Brea Corporate Plaza		100%	117,195	117,195	98.5%
Northborough Tower		100%	207,908	207,908	99.7%
Sixty State Street		100%	823,014	823,014	97.3%
Worldwide Plaza Amenities		100%	108,391	108,391	96.5%
Park Avenue Tower		100%	568,060	568,060	99.4%
850 Third Avenue		99%	568,867	563,178	94.4%
Washington Mutual Tower		75%	1,207,823	905,867	97.2%
1301 Avenue of the Americas		100%	1,765,694	1,765,694	99.5%
SunAmerica Center		67.27%	780,063	524,772	89.6%

Subtotal	25		12,705,286	11,545,255	94.3%

Unconsolidated Joint Ventures
One Post Office Square		50%	765,296	382,648	72.1%
75-101 Federal Street		51.61%	813,195	419,704	76.8%
Rowes Wharf		44%	344,645	151,644	100.0%
10 & 30 South Wacker (b)		75%	2,003,288	1,502,466	83.9%
Bank One Center (b)		25%	1,057,877	264,469	93.0%
Pasadena Towers (b)		25%	439,366	109,842	92.9%
Promenade II (b)		50%	774,344	387,172	96.3%
SunTrust Center (b)		25%	640,741	160,185	88.1%
Bank of America Tower		50.1%	1,545,008	774,049	73.9%
One Post		50%	421,121	210,561	86.5%
161 North Clark (c)		25%	1,010,520	252,630	87.9%
Prominence in Buckhead (c)		25%	424,309	106,077	94.6%
World Trade Center East (c)		25%	186,912	46,728	100.0%
Treat Towers (c)		25%	367,313	91,828	100.0%
Parkshore Plaza I & II (c)		25%	269,853	67,463	97.8%
Bridge Pointe Corporate Center I & II (c)		25%	372,653	93,163	99.7%
1111 19th Street (c)		20%	252,014	50,403	77.0%
1620 L Street (c)		20%	156,272	31,254	84.9%
1333 H Street (c)		20%	244,585	48,917	98.1%
Yahoo Center (fka Colorado Center) (c)		50%	1,087,628	543,814	90.0%
1601 Market Street		11%	681,289	74,942	91.6%
1700 Market Street		11%	841,172	92,529	94.0%

Subtotal	38		14,699,401	5,862,488	85.4%

Total	643		117,917,405	107,920,461	88.4%

(a)	The amounts shown represent our economic interest in each property upon which we base the net income we recognize in accordance with GAAP.

(b)	Macquarie Office (US) No. 2 Corporation is Equity Office’s partner in these joint ventures.

(c)	Teachers Insurance and Annuity Association of America (TIAA) and certain of its affiliates are Equity Office’s partners in these joint ventures.

Equity Office Properties Trust
Development
June 30, 2005

	Placed in				Costs	Total	Current
	Service		Number of	Square	Incurred To	Estimated	Percentage
Property	Date (a)	Location	Buildings	Feet	Date	Costs (b)	Leased

(Dollars in thousands)
Summit at Douglas Ridge II	Q2 2005	Roseville, CA	1	93,349	$18,780	$22,995	7%

(a)	The Placed in Service Date represents the date the certificate of occupancy was obtained. The property is currently in a lease-up period.

(b)	The Total Estimated Costs represent 100% of the development’s estimated costs, including the acquisition cost of the land and building, if any. The Total Estimated Costs are subject to change upon, or prior to, the completion of the development and include amounts required to lease the property.
     In addition to the development described above, we own or have under option various land parcels available for development. These developments will be impacted by the timing and likelihood of success of the entitlement processes, both of which are uncertain. These various sites include, among others: Russia Wharf, Boston, MA; Reston Town Center, Reston, VA; Dulles Station, Herndon, VA; Prominence in Buckhead, Atlanta, GA; Perimeter Center, Atlanta, GA; Tabor Center, Denver, CO; Bridge Pointe Corporate Centre, San Diego, CA; La Jolla Centre, San Diego, CA; Orange Center, Orange, CA; Skyport Plaza, San Jose, CA; Foundry Square, San Francisco, CA; Station Landing, Walnut Creek, CA; City Center Bellevue; Bellevue, WA; and 8th Street, Bellevue, WA.
There are no unconsolidated joint venture properties under development as of June 30, 2005.

Equity Office Properties Trust
Ratio of Fixed to Floating Rate Consolidated Debt

	June 30, 2005	December 31, 2004	Change
	(Dollars in thousands)
Balance (includes discounts and premiums)
Fixed rate:
Mortgage debt	$2,181,008	$2,502,871	$(321,863)
Unsecured notes	8,187,714	8,439,016	(251,302)

Total fixed rate debt	10,368,722	10,941,887	(573,165)

Variable rate:
Mortgage debt	105,654	106,196	(542)
Unsecured notes and lines of credit (a)	1,684,340	1,761,376	(77,036)

Total variable rate debt	1,789,994	1,867,572	(77,578)

Total	$12,158,716	$12,809,459	$(650,743)

Percent of total debt
Fixed rate	85.3%	85.4%	-0.1%
Variable rate (a)	14.7%	14.6%	0.1%

Total	100.0%	100.0%	0.0%

Effective interest rate at end of period
Fixed rate:
Mortgage debt	7.62%	7.80%	-0.2%
Unsecured notes	6.92%	6.87%	0.1%

Effective interest rate	7.07%	7.09%	0.0%

Variable rate:
Mortgage debt	6.36%	5.53%	0.8%
Unsecured notes and lines of credit	4.27%	3.75%	0.5%

Effective interest rate	4.40%	3.85%	0.5%

Total	6.68%	6.61%	0.1%

(a)	The variable rate debt as of June 30, 2005 and December 31, 2004 includes $750 million and $1.0 billion of fixed rate unsecured notes, respectively, that were converted to a variable rate based on LIBOR plus 122 basis points through several interest rate swap agreements entered into in March 2004. The interest rates for the remaining variable rate debt are based on various spreads over LIBOR.

Equity Office Properties Trust
Debt Summary
June 30, 2005

	Coupon	Effective	Principal	Maturity	Due at	Years to
Consolidated Property Debt:	Rate	Rate (a)	Balance	Date	Maturity	Maturity
	(Dollars in thousands)
Secured Fixed Rate Debt
1301 Avenue of the Americas	7.79%	8.01%	$421,214	08/01/05	$420,684
Wells Fargo Center	8.74%	7.97%	110,000	12/31/05	110,000
Perimeter Center	7.08%	7.08%	182,454	03/31/06	178,571
Bayhill Office Center	8.35%	7.94%	47,780	12/01/06	45,751
Bayhill Office Center	6.90%	6.90%	38,201	12/01/06	37,422
Reston Town Center	8.00%	8.00%	83,506	01/01/07	81,194
Reston Town Center	6.90%	6.90%	28,651	01/01/07	28,030
E.J. Randolph	8.19%	8.19%	13,430	01/01/07	12,935
Northridge I	8.19%	8.19%	12,177	01/01/07	11,728
Shorebreeze I and II	4.19%	5.43%	22,428	03/01/07	21,476
Westbrook Corporate Center	8.00%	8.00%	92,387	05/01/07	87,844
Wilshire Palisades	6.45%	6.45%	38,642	07/01/08	36,854
11111 Sunset Hills Road	6.12%	4.97%	22,501	07/11/08	21,584
Corporate 500 Centre	6.66%	7.98%	80,006	11/01/08	80,006
Bayside Plaza	7.26%	7.62%	14,057	08/15/09	12,435
Centerside II	7.26%	7.72%	21,846	08/15/09	19,325
700 North Brand	7.26%	7.88%	24,264	08/15/09	21,464
Golden Bear Center	7.26%	7.72%	18,444	08/15/09	16,316
Bixby Ranch	7.26%	7.62%	25,696	08/15/09	22,731
One Memorial	7.26%	7.88%	56,854	08/15/09	50,293
SunAmerica Center	7.94%	7.94%	199,509	10/01/09	187,855
Peninsula Office Park	7.23%	7.78%	79,584	11/01/09	70,026
Embarcadero Place	7.23%	7.78%	34,450	11/01/09	30,313
201 California Street	7.23%	7.96%	40,088	11/01/09	35,363
Tower 56	7.23%	7.87%	22,598	11/01/09	19,884
125 Summer Street	7.23%	8.12%	71,200	11/01/09	62,649
Washington Mutual Tower	4.55%	4.56%	79,250	06/01/10	79,250
Park Avenue Tower / 850 Third Avenue	8.47%	8.51%	181,561	06/30/10	180,000
The Plaza at La Jolla Village	6.87%	7.50%	76,224	01/10/11	69,608
San Felipe Plaza	5.81%	5.81%	47,913	01/01/13	41,212
Santa Monica Business Park	9.88%	7.36%	6,399	12/10/13	—

Total / Weighted Average Secured Fixed Rate Debt	7.45%	7.62%	2,193,314		2,092,803	2.7

Secured Variable Rate Debt
1301 Avenue of the Americas LIBOR + 300 bp	6.11%	6.36%	105,654	08/01/05	105,561	0.1

Total / Weighted Average Consolidated Secured Debt	7.39%	7.57%	$2,298,968		$2,198,364	2.6

(a)	Includes the effect of settled interest rate protection and interest rate swap agreements, offering and transaction costs and premiums and discounts.

Equity Office Properties Trust
Debt Summary
June 30, 2005

				Principal			Years to
		Coupon Rate	Effective Rate (a)	Balance	Maturity Date	Due at Maturity	Maturity
		(Dollars in thousands)
Unsecured Debt Variable Rate Lines of Credit
$250M Term Loan Facility	LIBOR + 35 bp	3.68%	3.68%	$250,000	02/10/06	$250,000
$1B Revolving Credit Facility	LIBOR + 60 bp plus facility fee of 20 bp on $1.0 billion	3.90%	4.10%	443,000	05/08/06	443,000

Total / Weighted Average Unsecured Variable Rate Lines of Credit		3.82%	3.94%	693,000		693,000	0.8

Unsecured Fixed Rate Notes
7 Year Unsecured Notes		8.00%	6.49%	100,000	07/19/05	100,000
8 Year Unsecured Notes		7.36%	7.69%	50,000	09/01/05	50,000
6 Year Unsecured Notes		8.38%	7.65%	500,000	03/15/06	500,000
9 Year Unsecured Notes		7.44%	7.74%	50,000	09/01/06	50,000
10 Year Unsecured Notes		7.13%	6.74%	100,000	12/01/06	100,000
9 Year Unsecured Notes		7.00%	6.80%	1,500	02/02/07	1,500
9 Year Unsecured Notes		6.88%	6.83%	25,000	04/30/07	25,000
9 Year Unsecured Notes		6.76%	6.76%	300,000	06/15/07	300,000
10 Year Unsecured Notes		7.41%	7.70%	50,000	09/01/07	50,000
7 Year Unsecured Notes		7.75%	7.91%	600,000	11/15/07	600,000
10 Year Unsecured Notes		6.75%	6.97%	150,000	01/15/08	150,000
10 Year Unsecured Notes		6.75%	7.01%	300,000	02/15/08	300,000
10 Year Unsecured Notes		6.80%	6.94%	500,000	01/15/09	500,000
10 Year Unsecured Notes		7.25%	7.14%	200,000	05/01/09	200,000
11 Year Unsecured Notes		7.13%	6.97%	150,000	07/01/09	150,000
10 Year Unsecured Notes		8.10%	8.22%	360,000	08/01/10	360,000
6 Year Unsecured Notes		4.65%	4.81%	800,000	10/01/10	800,000
10 Year Unsecured Notes		7.65%	7.20%	200,000	12/15/10	200,000
10 Year Unsecured Notes		7.00%	6.83%	1,100,000	07/15/11	1,100,000
10 Year Unsecured Notes		6.75%	7.02%	500,000	02/15/12	500,000
10 Year Unsecured Notes		5.88%	5.98%	500,000	01/15/13	500,000
10 Year Unsecured Notes (b)		4.75%	5.54%	250,000	03/15/14	250,000
20 Year Unsecured Notes		7.88%	8.08%	25,000	12/01/16	25,000
20 Year Unsecured Notes		7.35%	8.08%	200,000	12/01/17	200,000
20 Year Unsecured Notes		7.25%	7.54%	250,000	02/15/18	250,000
30 Year Unsecured Notes		7.50%	8.24%	150,000	10/01/27	150,000
30 Year Unsecured Notes		7.25%	7.31%	225,000	06/15/28	225,000
30 Year Unsecured Notes		7.50%	7.55%	200,000	04/19/29	200,000
30 Year Unsecured Notes		7.88%	7.94%	300,000	07/15/31	300,000

EOP InterNotes (c)		4.25%	4.51%	62,790	11/15/06 — 6/15/11	62,790

Total / Weighted Average Unsecured Fixed Rate Notes		6.87%	6.92%	$8,199,290		$8,199,290	7.0

(a)	Includes the effect of settled interest rate protection and interest rate swap agreements, offering and transaction costs and premiums and discounts.

(b)	In March 2004, we entered into an interest rate swap agreement that effectively converted these notes to a variable interest rate based on the 6-month LIBOR rate. The interest rate swap was terminated during June 2005 at no cost, which effectively converted the notes back to a fixed interest rate.

(c)	The rates shown are weighted average rates. The coupon rate on the EOP InterNotes range from 3.30% to 5.25%. Including all offering expenses, the all-in effective rates of the EOP InterNotes range from 3.61% to 5.46%.

Equity Office Properties Trust
Debt Summary
June 30, 2005

				Principal			Years to
		Coupon Rate	Effective Rate (a)	Balance	Maturity Date	Due at Maturity	Maturity
		(Dollars in thousands)
Unsecured Variable Rate Notes
6 Year Unsecured Notes	LIBOR + 60 bp	3.70%	3.83%	$200,000	10/01/10	$200,000
10 Year Unsecured Notes (b)		4.75%	4.70%	750,000	03/15/14	750,000
10 Year Unsecured Notes	LIBOR + 77.5 bp	4.09%	4.19%	45,000	05/27/14	45,000

Total / Weighted Average Unsecured Variable Rate Notes		4.51%	4.50%	995,000		995,000	8.0

Total / Weighted Average Consolidated Fixed Rate Debt		7.00%	7.07%	10,392,604		10,292,093	6.1

Total / Weighted Average Consolidated Variable Rate Debt		4.34%	4.40%	1,793,654		1,793,561	4.8

Net discount on fixed rate mortgage debt				(12,306)
Net discount on unsecured fixed rate notes				(11,576)
Net discount on unsecured variable rate notes				(3,660)

Total / Weighted Average Consolidated Debt		6.60%	6.68%	12,158,716		12,085,654	5.9

Pro Rata Share of Unconsolidated Joint Venture Debt
SunTrust Center	LIBOR + 80 bp	4.20%	4.20%	12,500	12/14/05	12,500
Bank One Center	LIBOR + 80 bp	4.20%	4.20%	16,250	12/14/05	16,250
Promenade II		7.84%	7.84%	40,952	10/01/06	39,325
Promenade II		6.90%	6.90%	9,550	10/01/06	9,391
Pasadena Towers		6.92%	6.92%	15,290	08/01/08	14,371
1601 Market Street		5.12%	5.12%	6,765	11/11/09	6,765
Bank of America		4.48%	4.48%	97,695	01/04/10	92,877
1700 Market Street		5.35%	5.35%	9,779	11/06/11	7,869
1700 Market Street	LIBOR + 250 bp	5.65%	5.65%	1,353	11/06/11	1,353
75—101 Federal Street		5.05%	5.05%	62,098	11/01/12	52,676
One Post Office Square		5.70%	5.70%	87,500	10/01/13	77,017

Total / Weighted Average Pro Rata Share of Unconsolidated Joint Venture Debt		5.44%	5.44%	359,732		330,394	5.1

Total / Weighted Average Consolidated and Pro Rata Share of Unconsolidated Joint Venture Debt		6.57%	6.64%	$12,518,448		$12,416,048	5.9

(a)	Includes the effect of settled interest rate protection and interest rate swap agreements, offering and transaction costs and premiums and discounts.

(b)	In March 2004, we entered into several interest rate swap agreements that effectively converted these notes to a variable interest rate based on the 6-month LIBOR rate.

Equity Office Properties Trust
Debt Maturity (a)
June 30, 2005

	Secured Debt			Unsecured
Year	Consolidated	Unconsolidated	Unsecured Notes	Lines of Credit	Total	Effective Rate (b)
	(Dollars in thousands)
2005	$636,245	$28,750	$150,000	$—	$814,995	7.45%
2006	261,744	48,716	652,924	693,000	1,656,384	5.98%
2007	243,207	—	988,543	—	1,231,750	7.52%
2008	138,444	14,371	482,971	—	635,786	6.89%
2009	548,654	6,765	858,609	—	1,414,028	7.34%
2010	259,250	92,877	1,564,207	—	1,916,334	5.92%
2011	69,608	9,222	1,102,036	—	1,180,866	6.86%
2012	—	52,676	500,000	—	552,676	6.80%
2013	41,212	77,017	500,000	—	618,229	5.94%
2014	—	—	1,045,000	—	1,045,000	4.88%
2016	—	—	25,000	—	25,000	8.08%
2017	—	—	200,000	—	200,000	8.08%
2018	—	—	250,000	—	250,000	7.54%
2027	—	—	150,000	—	150,000	8.24%
2028	—	—	225,000	—	225,000	7.31%
2029	—	—	200,000	—	200,000	7.55%
2031	—	—	300,000	—	300,000	7.94%

Total / Weighted Average	$2,198,364	$330,394	$9,194,290	$693,000	$12,416,048	6.64%

(a)	Excludes principal payments prior to maturity.

(b)	Includes the effect of settled interest rate protection and interest rate swap agreements, offering and transaction costs and premiums and discounts.

Equity Office Properties Trust
Tenant Improvements and Leasing Costs
June 30, 2005
The amounts shown below represent the total tenant improvements and leasing costs for leases which commenced during the period, regardless of when such costs were actually paid.

	For the three months ended June 30,
	2005			2004
	(Dollars in thousands, except per square foot amounts)
			Total Cost			Total Cost
			per Square			per Square
	Total Costs		Foot Leased	Total Costs		Foot Leased
CONSOLIDATED PROPERTIES:
Office Properties:
Renewals	$38,512		$19.70	$29,272		$10.09
Retenanted	51,470		22.35	63,128		23.14

Total / Weighted Average	89,982		21.13	92,400		16.41

UNCONSOLIDATED JOINT VENTURES:
Renewals	517	(a)	12.41	1,479	(a)	11.95
Retenanted	5,895	(a)	41.20	2,910	(a)	27.33

Total / Weighted Average	6,412	(a)	34.71	4,389	(a)	19.06

Total / Weighted Average	$96,394		$21.70	$96,789		$16.52

	For the six months ended June 30,
	2005			2004
	(Dollars in thousands, except per square foot amounts)
			Total Cost			Total Cost
			per Square			per Square
	Total Costs		Foot Leased	Total Costs		Foot Leased
CONSOLIDATED PROPERTIES:
Office Properties:
Renewals	$69,830		$14.47	$46,223		$9.64
Retenanted	105,785		22.07	118,906		22.51

Total / Weighted Average	175,615		18.26	165,129		16.39

UNCONSOLIDATED JOINT VENTURES:
Renewals	1,126	(a)	10.18	8,698	(a)	20.59
Retenanted	16,095	(a)	41.87	6,506	(a)	27.58

Total / Weighted Average	17,221	(a)	34.79	15,204	(a)	23.09

Total / Weighted Average	$192,836		$19.07	$180,333		$16.80

(a)	Represents our share of unconsolidated joint ventures tenant improvements and leasing costs for office properties.

Equity Office Properties Trust
Tenant Improvements, Leasing Costs and Capital Improvements
Reconciliation to the Consolidated Statements of Cash Flows
     The information on the prior page includes tenant improvements and leasing costs for leases which commenced during the period shown. The amounts included in the consolidated statements of cash flows represent the cash expenditures made during the period, regardless of when the leases commence. The differences between these amounts represent timing differences between the lease commencement dates and the actual cash expenditures. Capital improvements reflect amounts paid or accrued for the periods shown. The reconciliation between the amounts shown on the prior page for the consolidated properties and the amounts disclosed in the consolidated statements of cash flows is as follows:

	For the three months ended June 30,		For the six months ended June 30,
	2005	2004	2005	2004
	(Dollars in thousands)
Capital improvements	$11,402	$16,217	$15,965	$21,489
Tenant improvements and leasing costs
Office properties	89,982	92,400	175,615	165,129
Industrial properties	—	749	—	2,938
Expenditures for corporate furniture, fixtures and equipment, software, leasehold improvements and other	5,047	273	7,983	5,552

Subtotal	106,431	109,639	199,563	195,108
Development costs	3,610	22,598	4,695	42,725
Redevelopment costs	—	—	—	356
Timing differences	(6,103)	18,974	455	66,235

Total capital improvements, tenant improvements and leasing costs	$103,938	$151,211	$204,713	$304,424

Selected items from the consolidated statements of cash flows:
Capital and tenant improvements	$74,557	$122,160	$150,963	$243,549
Lease commissions and other costs	29,381	29,051	53,750	60,875

Total	$103,938	$151,211	$204,713	$304,424

Unconsolidated Joint Ventures (a):
Capital improvements	$1,285	$1,188	$2,087	$1,777

(a)	Amounts shown represent our share of unconsolidated joint ventures. All joint ventures are office properties.

Equity Office Properties Trust
Total Office Portfolio Data
June 30, 2005

Equity Office Properties Trust
Gross Leasing Summary
June 30, 2005

	For the three months ended June 30,

	2005	2004
Leased square footage (a)	4,692,085	6,242,599
Weighted average term in years	5.11	5.38

Rental Rates (b)	GAAP Basis (c)	Cash Basis (d)	GAAP Basis (c)	Cash Basis (d)

Rate on expiring leases	$30.51	$31.45	$26.05	$26.63
Rate on terminated leases	27.45	27.90	31.72	33.85

Rate on expiring and terminated leases	30.07	30.94	27.15	28.03
Rate on new and renewal leases	28.60	27.83	23.25	22.57

Change from expiring and terminated leases	($1.47)	($3.11)	($3.90)	($5.46)

% Change from expiring and terminated leases	-4.9%	-10.1%	-14.4%	-19.5%

Change from expiring leases only	($1.91)	($3.62)	($2.80)	($4.06)

% Change from expiring leases only	-6.3%	-11.5%	-10.7%	-15.2%

	For the six months ended June 30,

	2005	2004
Leased square footage (a)	10,699,742	11,657,011
Weighted average term in years	5.59	5.38

Rental Rates (b)	GAAP Basis (c)	Cash Basis (d)	GAAP Basis (c)	Cash Basis (d)

Rate on expiring leases	$28.77	$29.50	$25.92	$26.57
Rate on terminated leases	30.55	31.62	31.55	33.30

Rate on expiring and terminated leases	29.10	29.89	26.96	27.82
Rate on new and renewal leases	27.19	26.11	23.84	23.16

Change from expiring and terminated leases	($1.91)	($3.78)	($3.12)	($4.66)

% Change from expiring and terminated leases	-6.6%	-12.6%	-11.6%	-16.8%

Change from expiring leases only	($1.58)	($3.39)	($2.08)	($3.41)

% Change from expiring leases only	-5.5%	-11.5%	-8.0%	-12.8%

(a)	For tenants whose lease term commenced in the period presented.

(b)	The rental rates are presented on an annual weighted-average basis based on square footage.

(c)	These weighted average GAAP rental rates are based on the average annual base rent per square foot over the term of each lease and the current estimated tenant reimbursements, if any.

(d)	These weighted average annual cash rental rates are based on the monthly contractual rent when the lease commenced, expired or terminated multiplied by 12 months. For new and renewal leases, if the monthly contractual rent when the lease commenced is $0 then the rental rate represents the first monthly rent payment due multiplied by 12 months (“Annualized Cash Rent”). This amount reflects total base rent and estimated expense reimbursements without regard to any rent abatements or contractual increases or decreases in rent after the lease commences. We believe Annualized Cash Rent is a useful measure because this information can be used for comparison to current market rents as published by various third party sources.

Equity Office Properties Trust
Portfolio Summary
June 30, 2005

Property Net Operating Income from Continuing Operations (“NOI”) (a)	Unencumbered Office	Encumbered Office	Total
	(Dollars in thousands)
Consolidated Properties	$370,401	$99,427	$469,828
Unconsolidated Joint Ventures	18,577	10,687	29,264

Total	$388,978	$110,114	$499,092

Percentage of Total NOI	78%	22%	100%

(a)	NOI calculations are based on actual NOI for the second quarter of 2005 generated from properties owned as of June 30, 2005.

	Square Feet	% Square Feet	% NOI	Markets

CBD	50,206,470	42.6%	45.8%
Suburban	67,710,935	57.4%	54.2%

Total	117,917,405	100.0%	100.0%	26

	CBD			Suburban			All Office Properties
Market	Square Feet	% Square Feet	% NOI	Square Feet	% Square Feet	% NOI	Square Feet	% Square Feet	% NOI

Boston	9,112,912	7.7%	10.3%	3,454,517	2.9%	2.9%	12,567,429	10.7%	13.3%
San Francisco	4,555,117	3.9%	4.5%	4,946,908	4.2%	5.9%	9,502,025	8.1%	10.4%
New York	5,367,110	4.6%	9.5%	—	—	—	5,367,110	4.6%	9.5%
San Jose	643,046	0.5%	0.8%	6,809,482	5.8%	8.2%	7,452,528	6.3%	9.1%
Los Angeles	1,896,244	1.6%	1.6%	6,514,095	5.5%	6.3%	8,410,339	7.1%	7.9%
Seattle	5,154,675	4.4%	4.2%	4,835,011	4.1%	3.5%	9,989,686	8.5%	7.7%
Chicago	6,634,939	5.6%	3.9%	5,066,006	4.3%	3.2%	11,700,945	9.9%	7.1%
Washington D.C.	2,299,073	1.9%	2.4%	4,320,007	3.7%	4.4%	6,619,080	5.6%	6.8%
Orange County	—	—	—	6,040,928	5.1%	4.5%	6,040,928	5.1%	4.5%
Atlanta	1,989,632	1.7%	1.9%	5,518,346	4.7%	2.5%	7,507,978	6.4%	4.4%
All Others	12,553,722	10.6%	6.6%	20,205,635	17.1%	12.7%	32,759,357	27.8%	19.3%

Total	50,206,470	42.6%	45.8%	67,710,935	57.4%	54.2%	117,917,405	100.0%	100.0%

Equity Office Properties Trust
Summary of Markets
June 30, 2005

	Market	State	Buildings	Square Feet	% Square Feet	% NOI

1	Boston	MA	51	12,567,429	10.7%	13.3%
2	San Francisco	CA	70	9,502,025	8.1%	10.4%
3	New York	NY	7	5,367,110	4.6%	9.5%
4	San Jose	CA	103	7,452,528	6.3%	9.1%
5	Los Angeles	CA	48	8,410,339	7.1%	7.9%
6	Seattle	WA	54	9,989,686	8.5%	7.7%
7	Chicago	IL	33	11,700,945	9.9%	7.1%
8	Washington D.C.	DC, VA	28	6,619,080	5.6%	6.8%
9	Orange County	CA	33	6,040,928	5.1%	4.5%
10	Atlanta	GA	39	7,507,978	6.4%	4.4%
11	Portland	OR	45	4,164,536	3.5%	2.7%
12	Denver	CO	15	4,553,765	3.9%	2.4%
13	Sacramento	CA	38	2,681,243	2.3%	2.1%
14	Oakland-East Bay	CA	15	2,867,166	2.4%	2.0%
15	San Diego	CA	18	2,486,447	2.1%	2.0%
16	Stamford	CT	7	1,654,296	1.4%	1.7%
17	Minneapolis	MN	2	1,706,347	1.4%	1.4%
18	Houston	TX	7	2,734,362	2.3%	1.2%
19	Austin	TX	12	2,081,323	1.8%	1.2%
20	New Orleans	LA	4	1,822,256	1.5%	1.0%
21	Dallas	TX	5	1,801,490	1.5%	0.7%
22	Phoenix	AZ	2	605,295	0.5%	0.3%
23	Indianapolis	IN	2	1,057,877	0.9%	0.2%
24	Columbus	OH	2	379,752	0.3%	0.1%
25	Orlando	FL	1	640,741	0.5%	0.1%
26	Philadelphia	PA	2	1,522,461	1.3%	0.1%

	Total		643	117,917,405	100%	100%

The NOI percentages above are based on NOI for the second quarter of 2005 generated from office properties owned as of June 30, 2005.

Equity Office Properties Trust
Occupancy Summary
June 30, 2005

Summary by Market
	Square Footage				Percentage
	Occupied	Leased	Vacant	Total	Occupied	Leased	Vacant	Total

Boston	11,388,123	172,560	1,006,746	12,567,429	90.6%	1.4%	8.0%	100%
San Francisco	8,099,052	245,880	1,157,093	9,502,025	85.2%	2.6%	12.2%	100%
New York	5,132,563	—	234,547	5,367,110	95.6%	0.0%	4.4%	100%
San Jose	6,234,969	93,032	1,124,527	7,452,528	83.7%	1.2%	15.1%	100%
Los Angeles	7,518,335	435,158	456,846	8,410,339	89.4%	5.2%	5.4%	100%
Seattle	8,595,630	421,184	972,872	9,989,686	86.0%	4.2%	9.7%	100%
Chicago	10,359,319	232,349	1,109,277	11,700,945	88.5%	2.0%	9.5%	100%
Washington D.C.	6,065,316	155,609	398,155	6,619,080	91.6%	2.4%	6.0%	100%
Orange County	5,729,983	44,480	266,465	6,040,928	94.9%	0.7%	4.4%	100%
Atlanta	6,271,429	104,925	1,131,624	7,507,978	83.5%	1.4%	15.1%	100%
All Others	28,881,171	628,329	3,249,857	32,759,357	88.2%	1.9%	9.9%	100%

Total	104,275,890	2,533,506	11,108,009	117,917,405	88.4%	2.1%	9.4%	100%

Summary CBD vs. Suburban
	Square Footage				Percentage
	Occupied	Leased	Vacant	Total	Occupied	Leased	Vacant	Total

CBD	45,195,112	810,666	4,200,692	50,206,470	90.0%	1.6%	8.4%	100%
Suburban	59,080,778	1,722,840	6,907,317	67,710,935	87.3%	2.5%	10.2%	100%

Total	104,275,890	2,533,506	11,108,009	117,917,405	88.4%	2.1%	9.4%	100%

Equity Office Properties Trust
25 Largest Tenants
June 30, 2005

			Percentage of
		Weighted Average	Office Portfolio		Percentage of
	Number of	Remaining Lease	Annualized	Aggregate Rentable	Aggregate Occupied
Largest Tenants (a) (b)	Buildings	Term in Months (c)	Rent	Square Feet	Square Feet

General Services Administration	41	47	2.3%	2,581,465	2.5%
Washington Mutual	31	66	1.4%	1,596,554	1.5%
Ogilvy & Mather	1	48	1.1%	587,212	0.6%
Marsh & McLennan Companies	13	51	1.0%	850,549	0.8%
Wells Fargo	30	96	1.0%	982,233	0.9%
Cravath, Swaine & Moore LLP	1	50	0.9%	502,253	0.5%
PricewaterhouseCoopers	6	65	0.9%	638,871	0.6%
Wachovia Corporation	31	45	0.8%	764,709	0.7%
State Street	5	119	0.7%	449,097	0.4%
Citigroup Inc.	35	40	0.7%	727,947	0.7%
Xerox	6	70	0.7%	291,999	0.3%
Siemens	8	68	0.7%	445,471	0.4%
Dewey Ballantine LLP	1	183	0.7%	406,776	0.4%
Deloitte & Touche, LLP	8	77	0.7%	732,619	0.7%
Booz Allen Hamilton	4	74	0.7%	714,236	0.7%
Ameriquest Mortgage Company	31	46	0.7%	978,522	0.9%
Calyon (fka Credit Lyonnais)	1	92	0.6%	363,997	0.3%
American International Group (AIG)	11	72	0.6%	483,547	0.5%
Merrill Lynch	17	61	0.6%	491,893	0.5%
Bank One J.P. Morgan Chase	14	125	0.6%	592,087	0.6%
MFS Investment Management	1	92	0.5%	353,665	0.3%
Advanced Micro Devices	1	67	0.5%	175,000	0.2%
AT&T	6	52	0.5%	585,232	0.6%
Wilmer Cutler Pickering Hale and Dorr LLP	1	96	0.5%	364,209	0.3%
Chicago Mercantile Exchange	2	41	0.5%	438,461	0.4%

Total \ Weighted Average (c)		68	19.9%	17,098,604	16.4%

(a)	Based on annualized rent. Annualized rent is the monthly contractual rent as of the reporting date, or if the current rent payable is $0, then the first monthly rent payment due, under existing leases as of June 30, 2005 multiplied by 12 months (“Annualized Rent”). This amount reflects total base rent and estimated expense reimbursements from tenants as of June 30, 2005 without regard to any rent abatements and contractual increases or decreases in rent subsequent to June 30, 2005. We believe Annualized Rent is a useful measure because this information can be used for comparison to current market rents as published by various third party sources.

(b)	Actual tenant may be a subsidiary of, or an entity affiliated with, the named tenant.

(c)	Weighted average calculation based on aggregate rentable square footage occupied by each tenant without regard to any early lease termination and/or renewal options.

Equity Office Properties Trust
Lease Expiration Schedule (a)
June 30, 2005
The following schedule is based upon the contractual termination date of the leases, without regard to any lease termination and/or renewal options. Some of our leases are subject to various forms of lease termination options exercisable by tenants. Depending on the form of the option, some of these options may or may not require the payment of a fee and notice period as a condition to exercise. Although it is not possible to predict which tenants are likely to exercise these options, it has been our experience that markets in which the contractual rents are significantly higher than current market rents incur the greatest incidence of lease termination option exercises. As a result of these lease termination options and other factors, such as tenant insolvencies, the actual termination dates of some portion of the leases may vary from the contractual expiration date set forth in the schedule.

	2005 and month to
(Dollars in thousands except per square foot amounts)	month (b)	2006	2007	2008	2009	2010	2011	2012	2013	2014	Thereafter (f)	Totals

Boston
Square Feet (c)	470,142	719,269	1,493,859	1,559,952	1,257,458	1,459,789	382,788	995,102	1,410,825	703,198	935,741	11,388,123
% Square Feet (d)	3.7%	5.7%	11.9%	12.4%	10.0%	11.6%	3.0%	7.9%	11.2%	5.6%	7.4%	90.6%
Annualized Rent for occupied square feet (e)	$15,848	$22,656	$59,345	$57,328	$47,148	$55,968	$16,226	$42,792	$58,200	$24,582	$38,209	$438,301
Annualized Rent per occupied square foot (e)	$33.71	$31.50	$39.73	$36.75	$37.49	$38.34	$42.39	$43.00	$41.25	$34.96	$40.83	$38.49

San Francisco
Square Feet (c)	813,017	789,957	1,252,434	1,219,722	735,194	1,488,105	604,442	309,016	359,906	217,120	310,139	8,099,052
% Square Feet (d)	8.6%	8.3%	13.2%	12.8%	7.7%	15.7%	6.4%	3.3%	3.8%	2.3%	3.3%	85.2%
Annualized Rent for occupied square feet (e)	$31,762	$36,530	$43,016	$46,546	$24,558	$68,220	$24,264	$8,790	$11,166	$5,577	$16,648	$317,078
Annualized Rent per occupied square foot (e)	$39.07	$46.24	$34.35	$38.16	$33.40	$45.84	$40.14	$28.45	$31.02	$25.68	$53.68	$39.15

New York
Square Feet (c)	92,331	206,178	182,825	127,721	1,253,489	317,380	425,749	472,303	436,482	108,144	1,509,961	5,132,563
% Square Feet (d)	1.7%	3.8%	3.4%	2.4%	23.4%	5.9%	7.9%	8.8%	8.1%	2.0%	28.1%	95.6%
Annualized Rent for occupied square feet (e)	$5,838	$12,915	$9,253	$7,638	$72,472	$14,593	$22,975	$21,082	$24,757	$6,504	$72,506	$270,534
Annualized Rent per occupied square foot (e)	$63.23	$62.64	$50.61	$59.80	$57.82	$45.98	$53.96	$44.64	$56.72	$60.14	$48.02	$52.71

San Jose
Square Feet (c)	501,019	908,916	847,862	566,500	544,045	1,049,924	698,722	458,779	116,877	329,327	212,998	6,234,969
% Square Feet (d)	6.7%	12.2%	11.4%	7.6%	7.3%	14.1%	9.4%	6.2%	1.6%	4.4%	2.9%	83.7%
Annualized Rent for occupied square feet (e)	$13,853	$31,364	$28,827	$14,097	$15,563	$38,130	$41,384	$31,267	$3,769	$6,320	$5,404	$229,978
Annualized Rent per occupied square foot (e)	$27.65	$34.51	$34.00	$24.88	$28.61	$36.32	$59.23	$68.15	$32.25	$19.19	$25.37	$36.89

Los Angeles
Square Feet (c)	429,668	962,827	1,255,952	648,589	725,215	780,090	494,879	717,289	473,751	335,525	694,550	7,518,335
% Square Feet (d)	5.1%	11.4%	14.9%	7.7%	8.6%	9.3%	5.9%	8.5%	5.6%	4.0%	8.3%	89.4%
Annualized Rent for occupied square feet (e)	$14,886	$34,142	$43,298	$20,125	$19,903	$23,800	$18,754	$23,402	$17,211	$11,773	$22,267	$249,561
Annualized Rent per occupied square foot (e)	$34.65	$35.46	$34.47	$31.03	$27.44	$30.51	$37.90	$32.63	$36.33	$35.09	$32.06	$33.19

Seattle
Square Feet (c)	234,141	812,341	818,891	1,316,998	1,431,779	1,271,583	467,259	453,142	457,906	443,832	887,758	8,595,630
% Square Feet (d)	2.3%	8.1%	8.2%	13.2%	14.3%	12.7%	4.7%	4.5%	4.6%	4.4%	8.9%	86.0%
Annualized Rent for occupied square feet (e)	$6,359	$23,365	$22,683	$34,154	$34,477	$33,883	$11,676	$12,771	$12,150	$10,128	$23,063	$224,709
Annualized Rent per occupied square foot (e)	$27.16	$28.76	$27.70	$25.93	$24.08	$26.65	$24.99	$28.18	$26.53	$22.82	$25.98	$26.14

Equity Office Properties Trust
Lease Expiration Schedule (a)
June 30, 2005

	2005 and month to
(Dollars in thousands except per square foot amounts)	month (b)	2006	2007	2008	2009	2010	2011	2012	2013	2014	Thereafter (f)	Totals

Chicago
Square Feet (c)	625,397	1,379,531	853,980	1,478,178	960,573	1,128,888	592,998	685,006	514,685	521,544	1,618,539	10,359,319
% Square Feet (d)	5.3%	11.8%	7.3%	12.6%	8.2%	9.6%	5.1%	5.9%	4.4%	4.5%	13.8%	88.5%
Annualized Rent for occupied square feet (e)	$15,875	$39,826	$22,540	$42,990	$28,714	$30,460	$15,109	$19,697	$14,098	$13,159	$37,924	$280,392
Annualized Rent per occupied square foot (e)	$25.38	$28.87	$26.39	$29.08	$29.89	$26.98	$25.48	$28.75	$27.39	$25.23	$23.43	$27.07

Washington D.C.
Square Feet (c)	364,071	483,916	759,716	913,017	634,173	377,384	708,988	339,635	250,325	644,167	589,924	6,065,316
% Square Feet (d)	5.5%	7.3%	11.5%	13.8%	9.6%	5.7%	10.7%	5.1%	3.8%	9.7%	8.9%	91.6%
Annualized Rent for occupied square feet (e)	$12,844	$15,881	$21,025	$31,365	$19,006	$16,372	$23,531	$10,713	$9,164	$21,696	$21,940	$203,538
Annualized Rent per occupied square foot (e)	$35.28	$32.82	$27.68	$34.35	$29.97	$43.38	$33.19	$31.54	$36.61	$33.68	$37.19	$33.56

Orange County
Square Feet (c)	480,889	931,111	964,048	1,510,461	539,658	632,948	234,408	204,548	159,572	13,336	59,004	5,729,983
% Square Feet (d)	8.0%	15.4%	16.0%	25.0%	8.9%	10.5%	3.9%	3.4%	2.6%	0.2%	1.0%	94.9%
Annualized Rent for occupied square feet (e)	$12,504	$24,784	$24,312	$35,028	$13,464	$14,989	$5,425	$5,066	$3,706	$292	$784	$140,353
Annualized Rent per occupied square foot (e)	$26.00	$26.62	$25.22	$23.19	$24.95	$23.68	$23.14	$24.77	$23.23	$21.88	$13.28	$24.49

Atlanta
Square Feet (c)	346,109	1,250,111	749,824	646,062	731,997	1,319,327	351,789	149,902	167,500	277,384	281,424	6,271,429
% Square Feet (d)	4.6%	16.7%	10.0%	8.6%	9.7%	17.6%	4.7%	2.0%	2.2%	3.7%	3.7%	83.5%
Annualized Rent for occupied square feet (e)	$7,551	$37,281	$16,283	$12,557	$21,335	$32,796	$7,857	$3,053	$3,910	$5,174	$5,129	$152,925
Annualized Rent per occupied square foot (e)	$21.82	$29.82	$21.72	$19.44	$29.15	$24.86	$22.33	$20.36	$23.34	$18.65	$18.23	$24.38

All Others
Square Feet (c)	1,908,595	4,449,459	3,960,087	4,136,628	4,761,647	2,803,668	1,610,140	1,322,576	950,878	873,401	2,104,092	28,881,171
% Square Feet (d)	5.8%	13.6%	12.1%	12.6%	14.5%	8.6%	4.9%	4.0%	2.9%	2.7%	6.4%	88.2%
Annualized Rent for occupied square feet (e)	$47,463	$110,810	$93,712	$95,778	$103,664	$64,128	$41,433	$29,849	$25,248	$19,326	$45,995	$677,407
Annualized Rent per occupied square foot (e)	$24.87	$24.90	$23.66	$23.15	$21.77	$22.87	$25.73	$22.57	$26.55	$22.13	$21.86	$23.45

Total Portfolio
Square Feet (c)	6,265,379	12,893,616	13,139,478	14,123,828	13,575,228	12,629,086	6,572,162	6,107,298	5,298,707	4,466,978	9,204,130	104,275,890
% Square Feet (d)	5.3%	10.9%	11.1%	12.0%	11.5%	10.7%	5.6%	5.2%	4.5%	3.8%	7.8%	88.4%
Annualized Rent for occupied square feet (e)	$184,783	$389,554	$384,293	$397,606	$400,304	$393,340	$228,635	$208,482	$183,379	$124,529	$289,870	$3,184,775
Annualized Rent per occupied square foot (e)	$29.49	$30.21	$29.25	$28.15	$29.49	$31.15	$34.79	$34.14	$34.61	$27.88	$31.49	$30.54

(a)	Based on the contractual termination date of the lease without regard to any early lease termination and/or renewal options.

(b)	Approximately one million square feet expiring in 2005 is from month to month leases.

(c)	Total net rentable square feet represented by expiring leases.

(d)	Percentage of total net rentable square feet represented by expiring leases.

(e)	Based on annualized rent. Annualized rent is the monthly contractual rent as of the reporting date, or if the current rent payable is $0 then the first monthly rent payment due, under existing leases as of June 30, 2005 multiplied by 12 months (“Annualized Rent”). This amount reflects total base rent and estimated expense reimbursements from tenants as of June 30, 2005 without regard to any rent abatements and contractual increases or decreases in rent subsequent to June 30, 2005. Total rent abatements for leases in place as of June 30, 2005, for the period from July 1, 2005 to June 30, 2006 are approximately $34.3 million. We believe Annualized Rent is a useful measure because this information can be used for comparison to current market rents as published by various third party sources.

(f)	Management offices and building use square footage are included with $0 rent per square foot.

Equity Office Properties Trust
Rent Expiration by Market 2005 to 2007
June 30, 2005

	Percentage of Total Office Portfolio Rent Expiring (a)
Market	2005	2006	2007	Total

Boston	0.50%	0.71%	1.86%	3.07%
San Francisco	1.00%	1.15%	1.35%	3.50%
New York	0.18%	0.41%	0.29%	0.88%
San Jose	0.43%	0.98%	0.91%	2.32%
Los Angeles	0.47%	1.07%	1.36%	2.90%
Seattle	0.20%	0.73%	0.71%	1.65%
Chicago	0.50%	1.25%	0.71%	2.46%
Washington D.C.	0.40%	0.50%	0.66%	1.56%
Orange County	0.39%	0.78%	0.76%	1.93%
Atlanta	0.24%	1.17%	0.51%	1.92%

(a)	Based on annualized rent as a percentage of total office rental revenues. Annualized rent is the monthly contractual rent as of the reporting date, or if the current rent payable is $0, the first monthly rent payment due, under existing leases as of June 30, 2005, multiplied by 12 months (“Annualized Rent”). This amount reflects total base rent and estimated expense reimbursements from tenants as of June 30, 2005 without regard to any rent abatements and contractual increases or decreases in rent subsequent to June 30, 2005. Total rent abatements for leases in place as of June 30, 2005, for the period from July 1, 2005 to June 30, 2006 are approximately $34.3 million. We believe Annualized Rent is a useful measure because this information can be used for comparison to current market rents as published by various third party sources.

Equity Office Properties Trust
Lease Distribution by Size
June 30, 2005

		Percentage of Office		Percentage of Office	(Annualized Rent per
	Total Occupied	Portfolio Occupied	Annualized Rent (in	Portfolio Annualized	Occupied Square
Square Feet Under Lease	Square Feet (a)	Square Feet	thousands) (b)	Rent (b)	Foot (b)

2,500 or Less	5,058,736	4.9%	$133,675	4.2%	$26.42
2,501 — 5,000	8,152,877	7.8%	216,877	6.8%	26.60
5,001 — 7,500	6,650,648	6.4%	182,929	5.7%	27.51
7,501 — 10,000	5,298,352	5.1%	146,985	4.6%	27.74
10,001 — 20,000	14,702,199	14.1%	410,951	12.9%	27.95
20,001 — 40,000	17,506,330	16.8%	526,566	16.5%	30.08
40,001 — 60,000	9,854,455	9.5%	300,315	9.4%	30.48
60,001 — 100,000	10,370,436	9.9%	331,589	10.4%	31.97
100,001 or Greater	26,681,857	25.6%	934,888	29.4%	35.04

Total/Weighted Average	104,275,890	100.0%	$3,184,775	100.0%	$30.54

(a) Reconciliation for total net rentable square feet for Office Properties is as follows:

	Square Feet	Percent of Total

Square footage occupied by tenants	103,442,980	87.7%
Square footage used for management offices and building use	832,910	0.7%

Total occupied square feet	104,275,890	88.4%
Leased and unoccupied square feet	2,533,506	2.1%
Unleased square feet	11,108,009	9.4%

Total rentable square feet	117,917,405	100.0%

(b)	Annualized rent is the monthly contractual rent as of the reporting date, or if the current rent payable is $0 then the first monthly rent payment due, under existing leases as of June 30, 2005 multiplied by 12 months (“Annualized Rent”). This amount reflects total base rent and estimated expense reimbursements from tenants as of June 30, 2005 without regard to any rent abatements and contractual increases or decreases in rent subsequent to June 30, 2005. Total rent abatements for leases in place as of June 30, 2005, for the period from July 1, 2005 to June 30, 2006 are approximately $34.3 million. We believe Annualized Rent is a useful measure because this information can be used for comparison to current market rents as published by various third party sources.

Equity Office Properties Trust
Distribution by Industry
June 30, 2005

			Percentage of Office
		Occupied Square	Portfolio Occupied
NAICS Code	Classification	Feet	Square Feet

541	Professional, Scientific and Technical Services	34,466,856	33.1% (a)
521-525	Finance and Insurance	27,843,645	26.7% (b)
511-514	Information	9,884,573	9.5% (c)
311-339	Manufacturing	5,409,002	5.2%
561-562	Administrative and Support and Waste Management and Remediation Services	2,940,502	2.8%
921-928	Public Administration	4,099,714	3.9%
421-422	Wholesale Trade	1,391,492	1.3%
531-533	Real Estate, Rental and Leasing	2,639,331	2.5%
233-235	Construction	1,082,366	1.0%
621-624	Health Care and Social Assistance	1,783,451	1.7%
811-824	Other Services (except Public Administration)	1,686,511	1.6%
441-454	Retail Trade	1,881,530	1.8%
711-713	Arts, Entertainment and Recreation	1,433,479	1.4%
211-213	Mining	1,272,161	1.2%
221	Utilities	575,914	0.6%
721-722	Accommodation and Food Services	1,344,295	1.3%
481-493	Transportation and Warehousing	123,515	0.1%
611	Educational Services	1,138,218	1.1%
111-115	Agriculture, Forestry, Fishing and Hunting	115,122	0.1%
551	Management of Companies and Enterprises	85,136	0.1%
Other	Non-classified	3,079,077	3.0%

	Total Occupied Square Feet	104,275,890	100.0%

(a) Professional, Scientific and Technical Services includes the following:
5411	Legal Services	14,622,536	14.0%
5412	Accounting, Tax Preparation, Bookkeeping and Payroll Services	2,732,650	2.6%
5413	Architectural, Engineering, and Related Services	2,164,405	2.1%
5415	Computer Systems Design and Related Services	5,415,142	5.2%
5416	Management, Scientific and Technical Consulting Services (Marketing Consulting Services)	6,382,057	6.1%
	Other Professional, Scientific and Technical Services	3,150,066	3.0%

	Total Professional, Scientific and Technical Services	34,466,856	33.1%

(b) Finance and Insurance includes the following:
523	Securities, Commodity Contracts and Other Financial Investments and Related Activities	8,672,737	8.3%
524	Insurance Carriers and Related Activities	6,817,882	6.5%
5221	Depository Credit Intermediation (Banks, S&Ls, Credit Unions)	6,574,475	6.3%
	Other Finance and Insurance	5,778,551	5.5%

	Total Finance and Insurance	27,843,645	26.7%

(c) Information includes the following:
511	Publishing Industries	4,411,153	4.2%
5133	Telecommunications	3,811,161	3.7%
	Other Information	1,662,259	1.6%

	Total Information	9,884,573	9.5%

Forward-Looking Statements
This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating this release and the outlook of Equity Office include, but are not limited to, the following: declines in overall activity in our markets have adversely affected our operating results and are expected to continue to adversely affect our operating results until market conditions further improve; in order to continue to pay distributions to our common shareholders at current levels, we must borrow funds or sell assets; we expect to be a net seller of real estate in 2005, which will further reduce our income from continuing operations and funds from operations and may result in gains or losses on sales of real estate and impairment charges; our ability to dispose of assets on terms we find acceptable will be subject to market conditions we do not control; we may not be successful in closing all of our pending investment transactions; our properties face significant competition; we face potential adverse effects from tenant bankruptcies or insolvencies; competition for acquisitions or an oversupply of properties for sale could adversely affect us; and an earthquake or terrorist act could adversely affect our business and such losses, or other potential losses, may not be fully covered by insurance.
These and other risks and uncertainties are detailed from time to time in Equity Office’s filings with the SEC, including its 2004 Form 10-K filed on March 16, 2005 and Form 8-K filed on May 20, 2005. Equity Office is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of changes, new information, subsequent events or otherwise.